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Amended Filing to Add Figures on U-1 (Cover Page)
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132936-14

The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 9, 2008

PRICING SUPPLEMENT TO PRODUCT SUPPLEMENT DATED JANUARY 9, 2008 TO
PROSPECTUS SUPPLEMENT DATED MAY 7, 2007 TO
PROSPECTUS DATED MARCH 29, 2007

$

Credit Suisse

Accelerated Return Equity Securities (ARES)®

due February 28, 2013

Linked to the Performance of the CS/RT
Emerging Infrastructure Index
Powered by HOLTTM

Issuer:	Credit Suisse, acting through its Nassau branch
CUSIP:	22546EAP9

Maturity Date:	February 28, 2013, subject to postponement if a market disruption event occurs on the valuation date.

Coupon:	We will not pay interest on the securities being offered by this pricing supplement.

Valuation Date:	The valuation date is February 22, 2013, subject to postponement if a market disruption event occurs on the valuation date.

Underlying Index:	The return will be based on the performance of the CS/RT Emerging Infrastructure Index powered by HOLT, which we refer to as the "reference index", during the term of the securities.
Initial Index Level:

Redemption Amount:	You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level is greater than the initial index level, the index return will be equal to the percentage increase in the index level multiplied by an additional percentage of 120%. If the final index level is equal to the initial index level, then the index return will be zero and you will receive only the principal amount of your securities at maturity. If the final index level is less than the initial index level, then the index return will be negative and you will receive less than the principal amount of your securities at maturity, as explained herein.

Listing:	Application has been made to list the securities on the American Stock Exchange (AMEX) under the symbol EIW.B. The application is currently pending.

    Please refer to "Risk Factors" beginning on page PS-5 of the accompanying product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the product supplement, prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public		Underwriting Discounts and Commissions		Proceeds to the Company
Per security		$1,000		$30		$970
Total	$		$		$

Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about February 28, 2008. The securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this pricing supplement is February      , 2008.

NOTICE TO INVESTORS

Argentina

        The securities are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Uruguay

        This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Brazil

        Each purchaser of securities will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

Mexico

        The securities have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

Chile

        NEITHER THE ISSUER NOR THE SECURITIES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRICING SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE SECURITIES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (Directive 2003/71/EC) (each, a Relevant Member State), the securities may not be sold or offered or any offering materials relating thereto distributed, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, to the public (within the meaning of that Directive) in that Relevant Member State, except in circumstances which do not require the publication of a prospectus pursuant to the Prospectus Directive.

How is the redemption amount calculated?

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the index return. The index return will be based on the difference between the final index level and the initial index level, expressed as a percentage. How the index return will be calculated depends on whether the final index level is greater than, less than or equal to the initial index level:

  •
  If the final index level is greater than the initial index level, then the index return will equal:

120% *	final index level - initial index level initial index level

    Thus, if the final index level is greater than the initial index level, the index return will be a positive number and the redemption amount will be greater than the principal amount of the securities.

  •
  If the final index level is equal to the initial index level, then the index return will equal zero and the redemption amount will equal the principal amount of the securities.

  •
  If the final index level is less than the initial index level, then the index return will equal:

final index level - initial index level initial index level

    Thus, if the final index level is less than the initial index level, the index return will be negative, and the redemption amount will be less than the principal amount of the securities at maturity, and you could lose all of the value of your investment in the securities.

For purposes of calculating the index return, the "initial index level" equals [    •    ] and the "final index level" will be equal to the closing level of the reference index on the valuation date.

        The "closing level" for the reference index will, on any relevant index business day, be the level of the reference index as determined by the calculation agent at the valuation time, which is the time at which the index calculation agent (as defined below) calculates the closing level of the reference index on such index business day, as calculated and published by the index calculation agent, subject to the provisions described under "Description of the Securities—Adjustments to the calculation of the reference index" on page PS-13 of the accompanying product supplement.

What are some hypothetical redemption amounts at maturity of the securities?

        The table below sets forth a sampling of hypothetical redemption amounts at maturity of a $1,000 investment in the securities. The actual final index level will be determined on the valuation date, as further described herein.

Principal Amount of Securities	Percentage Difference between Initial Index Level and Final Index Level	Redemption Amount at Maturity
$1,000	-100%	$0
$1,000	-90%	$100
$1,000	-80%	$200
$1,000	-70%	$300
$1,000	-60%	$400
$1,000	-50%	$500
$1,000	-40%	$600
$1,000	-30%	$700
$1,000	-20%	$800
$1,000	-10%	$900
$1,000	0%	$1,000
$1,000	10%	$1,120
$1,000	20%	$1,240
$1,000	30%	$1,360
$1,000	40%	$1,480
$1,000	50%	$1,600

        The graph of hypothetical returns at maturity set forth below is intended to demonstrate the effect of the leveraged upside and the complete downside participation provided by the securities. The gray line shows hypothetical percentage return at maturity for an investment in an instrument directly linked to the value of the index. The actual final index level will be determined on the valuation date, as further described herein. The thick black line shows the hypothetical percentage return at maturity for a similar investment in the securities.

        These examples are for illustrative purposes only. The actual index return will depend on the final index level determined by the calculation agent as provided in this pricing supplement.

Examples of the hypothetical redemption amounts of the securities

        The following are illustrative examples of how the redemption amount would be calculated with hypothetical final index levels that are greater than, equal to, or less than, the initial index level. The actual final index level will be determined on the valuation date, as further described herein. Each of the examples assumes that the initial investment in the securities is $1,000.

  EXAMPLE 1: Increase of 10% in closing level of the reference index on the valuation date:

Reference Index	Initial Index Level	Final Index Level
1. CS/RT Emerging Infrastructure Index	1000	1100

Determination of index return when final index level is greater than initial index level

Index Return = 120% * (1100 - 1000)/1000 = 0.12

        Redemption Amount = Principal * (1.0 + index return)

        Redemption Amount = $1,000 * (1.0 + 0.12)

        Redemption Amount = $1,120

  EXAMPLE 2: Decrease of 5% in closing level of the reference index on the valuation date:

Reference Index	Initial Index Level	Final Index Level
1. CS/RT Emerging Infrastructure Index	1000	950

Determination of index return when final index level is less than initial index level

Index Return = (950 - 1000)/1000 = -0.05

        Redemption Amount = Principal * (1.0 + index return)

        Redemption Amount = $1,000 * (1.0 + -0.05)

        Redemption Amount = $950

  EXAMPLE 3: No increase or decrease in closing level of the reference index on the valuation date:

Reference Index	Initial Index Level	Final Index Level
1. CS/RT Emerging Infrastructure Index	1000	1000

Determination of index return when final index level equals initial index level

Index Return = 0.0

        Redemption Amount = Principal * (1.0 + index return)

        Redemption Amount = $1,000 * (1.0 + 0.0)

        Redemption Amount = $1,000

SUPPLEMENTAL USE OF PROCEEDS

        The net proceeds from this offering will be approximately $                    . We intend to use the net proceeds for our general corporate purposes, which may include the refinancing of our existing debt outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the securities. Please refer to "Use of Proceeds and Hedging" on page PS-10 of the accompanying product supplement.

THE REFERENCE INDEX

CS/RT Emerging Infrastructure Index
Powered by HOLT

General

        The CS/RT Emerging Infrastructure Index powered by HOLT (the "reference index") comprises 50 equally-weighted exchange-listed emerging infrastructure-related companies that are chosen according to a rules-based methodology (the "HOLTTM scoring methodology") for scoring stocks. The rules for constructing and rebalancing the reference index and for calculating the reference index value were developed by Credit Suisse Securities (Europe) Limited (the "index creator"). The daily closing value of the reference index is calculated and published by Standard & Poor's (the "index calculation agent"), based on the rules developed by the index creator.

        The reference index is the exclusive property of and currently sponsored by the index creator, which has contracted with the index calculation agent to maintain and calculate the reference index. The index creator retains the final discretion as to the manner in which the reference index is calculated and constructed, and may supplement, amend, revise or withdraw the rules for maintaining and calculating the reference index at any time and without prior notice.

        The securities are not in any way sponsored, endorsed or promoted by any of the index creator, HOLT or the index calculation agent. None of the index creator, HOLT or the index calculation agent has any obligation to take the needs of any person into consideration in composing, determining, rebalancing or calculating the reference index (or causing the reference index to be calculated). In addition, none of the index creator, HOLT or the index calculation agent makes any warranty or representation whatsoever, express or implied, as to the results to be obtained from the use of the reference index and/or the value of the reference index at any particular time on any particular day or otherwise, and none of the index creator, HOLT or the index calculation agent shall be liable, whether in negligence or otherwise, to any person for any errors or omissions in the reference index or in the calculation of the reference index or under any obligation to advise any person of any errors or omissions therein.

        Robert Thomas Investments, Inc. ("RT") is a Florida corporation wholly owned by Raymond James Financial, Inc. RT provides consulting services related to the structuring of investment products. RT is a corporate affiliate of Raymond James & Associates, Inc. Raymond James & Associates, Inc. is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority. RT selected emerging infrastructure as the theme of the reference index and provided input to HOLT on its selection of GICS (as defined below) within that theme. RT has, and will have, no other role in the creation, calculation, maintenance or rebalancing of the reference index.

Selection of the Index Components

        HOLT, a service of Credit Suisse, maintains a proprietary database that currently includes more than 18,000 companies in over 55 countries. From such proprietary database, 284 emerging infrastructure related companies meet the criteria of (i) being classified under one of the infrastructure-related MSCI Global Industry Classification Standard (GICS) Codes listed in Appendix A and (ii) deriving more than 15% of their revenues from emerging markets. From this group of companies, the 200 emerging infrastructure related companies with the highest liquidity and whose stock is listed on a regulated stock exchange will be selected to form the universe of eligible companies (the "eligible universe").

        Each company in the eligible universe is assigned to one of three themes: Agriculture, Power and Utilities, and Infrastructure. The company must also have a minimum of 15% of its revenues derived from the Global Emerging Markets (GEM). Companies active in Power and Utilities or Infrastructure must have a market cap greater than USD 5 billion (at the time the universe is selected). Companies active in Agriculture must have a market cap greater than USD 1 billion (at the time the universe is selected). A GEM is defined as any country except the United States, Canada, Australia, New Zealand, Japan, Hong Kong, Singapore, Austria, Belgium, Luxembourg, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden and the United Kingdom.

        On the Base Date (as defined below) and at each periodic review (as described below), the reference index will include a minimum allocation of stocks from the eligible universe to each of the three themes in order to ensure representation of the three themes in the reference index. The total number of stocks in the reference index is 50 (each an "index component").

        On the Base Date and at each periodic review, the index components will be selected according to the following procedure:

  1.
  The companies in the eligible universe will be ranked according to their HOLT score (see "—The HOLT Scoring Methodology," below).

  2.
  The companies whose stock has an average trading volume of less than $10 million per day over the prior six-month period or that have traded fewer than 500,000 shares each calendar month over the prior six-month period will be excluded. In addition, at least 45 companies must have traded more than 1,000,000 shares in each calendar month over the prior six-month period. If this condition is not met, the lowest-ranking companies that have traded fewer than 1,000,000 shares in each calendar month over the prior six-month period will be replaced by the stocks from the highest-ranking companies out of the remaining companies in the eligible universe. This will be determined by or on behalf of the index creator in order to ensure that the performance of the reference index is not negatively affected by price disruptions due to a lack of liquidity. In addition, the companies whose stock is not freely tradable (because the equity and/or foreign exchange markets in the relevant company's home jurisdiction are not free and well developed) may be excluded at the discretion of the index creator.

  3.
  The companies whose stock has the highest HOLT scores in each of three themes are selected in order to satisfy the "minimum allocation of stocks" (subject to the conditions in numbered paragraph 2 above). If there are twenty or more companies in the eligible universe allocated to a theme, the minimum allocation of stocks to such theme will be ten stocks. If there are fewer than twenty companies in the eligible universe allocated to a theme, the minimum allocation of stocks to such theme will be the highest number of stocks that is less than or equal to 50% of the total number of companies in the eligible universe allocated to such theme. This will ensure that the minimum allocation of stocks to a theme is not more than 50% of the companies representing such theme. If there is an insufficient number of stocks in the eligible universe allocated to a theme that satisfy the tradability conditions described in numbered paragraph 2 above, such theme will have fewer than the minimum allocation of stocks. On the Base Date, the reference index comprised 13 companies allocated to the Agriculture theme, 10 companies allocated to the Power and Utilities theme and 27 companies allocated to the Infrastructure theme.

  4.
  The stocks of those companies with the highest HOLT scores out of the remaining companies in the eligible universe are selected to bring the total number of stocks included in the reference index to 50.

  5.
  All index components must be either (a) securities (other than non-U.S. securities and non-U.S. securities underlying American Depositary Receipts ("ADRs")) that (i) are issued by a company that complies with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is listed on a national securities exchange and (ii) are "NMS stock" as defined in Rule 600 of Regulation NMS under the 1934 Act; or (b) securities other than securities covered in clause (a). For purposes of clause (b), a maximum of ten index components may be non-U.S. securities or non-U.S. securities underlying ADRs having their primary trading market outside the United States on foreign trading markets that are not members of the Intermarket Surveillance Group or are not parties to comprehensive surveillance sharing agreements with the American Stock Exchange (AMEX). If more than ten index components do not comply with this rule, the lowest ranking non-compliant company will be replaced by the highest-ranking compliant company out of the remaining companies in the eligible universe (subject to the conditions in numbered paragraphs 2 and 3 above), until no more than 10 index components are non-compliant. This will be determined by or on behalf of the index creator.

  6.
  If two stocks are equally ranked, the stock with the higher market capitalization will be deemed to have the higher rank.

  7.
  When a stock has several listings or different share classes outstanding, the index creator has discretion as to which stock and/or listing is considered, bearing in mind, among other factors, the liquidity of the stocks (subject to the conditions in numbered paragraph 5 above). Generally, the primary listing will be considered. In exceptional cases, ADRs or Global Depositary Receipts ("GDRs") can be included, especially if the ADRs or GDRs are more liquid than the underlying stocks. For purposes of this description, the term "stocks" shall be interpreted to include ADRs and GDRs.

        The procedures for selecting the companies that form part of the eligible universe, together with numbered paragraphs 1 and 2 above, are carried out on the last weekday of each month to create a "selection list." The selection list indicates possible changes in the composition of the reference index at the next periodic review and is used to select a replacement company, if necessary.

Periodic Review of the Reference Index and Weighting of the Index Components

        The periodic review of the index components occurs every last weekday of April and October (each a "Semi-Annual Rebalancing Date"). Adjustments in index components resulting from the periodic review become effective every 10th weekday in May and November (each a "Semi-Annual Rebalancing Effective Date") and the periodic resetting of index component weightings occurs every 10th weekday in February, May, August and November (each a "Quarterly Re-weighting Date").

        The 50 index components were initially equally weighted on November 14, 2002 (the "Base Date"), and will be equally weighted on each Quarterly Re-weighting Date. On each Quarterly Re-weighting Date, the weighting of each index component is reset to equal 1/50th of the value of the reference index. The weighting of each index component is expressed in the number of shares included in the reference index. The number of shares in the reference index for each index component was calculated on the Base Date and will be recalculated on each Quarterly Re-weighting Date according to a formula as set out in the Index Rules, which are available at www.customindices.standardandpoors.com. (Reference to this "uniform resource locator" or "URL" is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website is incorporated by reference into this pricing supplement.)

        As of the last Semi-Annual Rebalancing Effective Date, the reference index had the following Thematic and Regional Exposure:

        The following table sets forth the ten largest index components by market capitalization as of the last Semi-Annual Rebalancing Effective Date.

        The Thematic Exposure classifications are based on Global Industry Classification System (GICS) sub-industry codes. The information included in the Thematic Exposure, Regional Exposure and 10 Largest Index Components by Market Capitalization is derived from HOLT, Bloomberg Financial Markets and FactSet and is as of November 14, 2007.

Operational Adjustments to the Index Components

        In addition to the periodic reviews, the reference index is continually reviewed for changes, or operational adjustments, to the index components necessitated by extraordinary corporate actions, including mergers, takeovers, spin-offs, delistings and bankruptcy filings, involving issuers of index components (the "index component companies"). Operational adjustments may occur between periodic reviews if a specific corporate event makes an existing index component ineligible. If a specific corporate event makes an existing index component ineligible, the replacement company will be the highest ranked non-component on the most recent selection list. The following events may require an operational adjustment:

Event	Action
Merger or Acquisition	If a merger or acquisition results in one index component company absorbing another index component company, the resulting company will remain an index component and the absorbed company will be replaced. If a non-index component company absorbs an index component company, the original index component will be removed and replaced.
Spin-off	If an index component company splits or spins off a portion of its business to form one or more new companies, the resulting company with the highest market value will remain an index component.
Bankruptcy	An index component will be removed and replaced immediately after a bankruptcy filing. Exceptions are made on a case-by-case basis. For example, an index component might not be removed immediately when a bankruptcy filing is not a result of operating or financial difficulties.
Delisting	An index component will be removed and replaced immediately after the index component company is delisted from its primary market.

        In the event that a corporate action takes place in respect of an index component company during the period between a Semi-Annual Rebalancing Date and the corresponding Semi-Annual Rebalancing Effective Date that results in any index component becoming ineligible, such ineligible index component will be replaced in accordance with the procedures in numbered paragraphs 1 through 7 under "—Selection of the Index Components" so that the reference index will contain 50 index components on the Semi-Annual Rebalancing Effective Date. If any changes to the composition of the reference index or weighting of the index components are required, such operational adjustments may not change the value of the reference index. Generally, changes are effective on the same day on which the corporate action becomes effective. Operational adjustments may be made after the Semi-Annual Rebalancing Date without prejudice to the right of the index creator to take into account the event of take-overs or other circumstances. All such changes become effective on the Semi-Annual Rebalancing Effective Date.

        An operational adjustment to the reference index due to corporate action or a change in the eligibility of an index component might require adjustments to the divisor or to the allocated number of shares, as follows:

Component change	Adjustment
Component Replacement	The index component entering the reference index goes in at the weight of the index component coming out to determine the number of shares of the entering index component.
Spin-off	Subtract the following from the price of the parent company:
Spinoff stock price Share exchange ratio
Adjust the number of shares such that the index component's weighting is not changed as a result of the spin-off. There is no divisor change.
If a company being spun off is only trading on a "when-issued" basis, the "when-issued" price will be used to adjust the parent company's closing price.
Special Cash Dividend	Price of stock making the special cash dividend payment is reduced by the per share special cash dividend amount after the close of trading on the day before the ex-date. A divisor adjustment is made in order for the index level after the price adjustment to be equal to the index level before the price adjustment.
Stock Split	In the event of a stock split, the number of shares of the relevant index component will be multiplied by the factor used for the split at such time. There is no divisor change.
Stock Dividend	Stock dividends are treated in the same way as stock splits.
Rights Offering	Subtract the following from the price of the parent company stock:
Price of rights Rights ratio
Adjust the number of shares such that the index component's weighting is not changed as a result of the rights offering. There is no divisor change.

        Divisor changes or changes to the allocated number of shares are usually made on the date on which the corporate action becomes effective, based on the closing prices on the business day immediately preceding such date.

Calculation of the Value of the Reference Index

        The value of the reference index is calculated on a real-time and end-of-day basis by the index calculation agent. The closing value of the reference index is based on the official closing prices of the index components from the primary exchange rates converted into U.S. dollars using the WM closing spot exchange rates as reported by Reuters. For calculation purposes, the reference index closes at 5:00 p.m., New York City time. The reference index is calculated as a synthetic price-return index, by calculating a total-return index and applying a synthetic dividend yield. The closing value of the reference index is the sum of the closing prices of each of the 50 index components times the respective number of shares of stock in the reference index divided by a divisor.

        As long as at least one index component is traded on a business day, the value of the reference index is calculated for that day. On days where an index component does not trade, but the value of the reference index is calculated for that day, the value of the index component which does not trade on such day will be the last available closing price. The closing value of the reference index is published by the index calculation agent by 6:30 p.m., New York City time, on any day on which the value of the reference index is calculated. The index calculation agent may delay the publication of the value of the reference index, or suspend or discontinue the publication of the value of the reference index, if it believes that there exist circumstances preventing the correct calculation of the value of the reference index.

The HOLT Scoring Methodology

        The HOLT scoring methodology attempts to identify stocks that satisfy corporate performance, momentum, and valuation characteristics measured objectively by converting a company's accounting data into cash flows, as measured by Cash Flow Return on Investment (CFROI). This allows comparisons among companies across sectors, regions and over time. The HOLT scoring methodology is applied in a consistent manner to all stocks in the eligible universe.

        Pursuant to the HOLT scoring methodology, companies are scored in three categories: Operational Performance, Momentum and Valuation. Scores in each category are determined on the basis of a neutral application of several objective metrics that are intended to permit comparisons of companies' relative performance on measures relevant to that category. The HOLT scoring methodology is not intended to predict the future market or financial performance of any company (either in absolute terms or relative to other companies) nor is the ranking of each company intended to serve as a qualitative ordering of each company in relation to other companies in the eligible universe.

        The Operational Performance category is intended to identify companies which display corporate performance characteristics, such as profitability and management skill. The Valuation category is intended to identify stocks that are attractively valued according to several metrics, including the HOLT discounted cash flow model. The Momentum category is intended to identify companies that are gaining from positive market sentiment. The HOLT scoring methodology assigns a score from 1 to 5 (with 5 being the best) to each company for each variable within a category based on the company's rank relative to all companies in the eligible universe. The HOLT scoring methodology computes a weighted average of the scores for each variable within each category to arrive at a category score. The HOLT scoring methodology then computes an average overall score using the category scores. Each category is weighted approximately equally.

        To determine the scores for each category, HOLT relies on data from the financial statements of the company to compute several variables reflective of that category. The variables in the Operational Performance category currently include a CFROI measurement, a Managing for Value measurement and a Change in Value Creation measurement. As discussed below in "—The CFROI Valuation

Methodology," CFROI is intended to measure profitability by looking at the ratio of gross cash flow to gross investments, while accounting for a company's mix of depreciating and non-depreciating assets. Managing for Value is intended to measure management skill by comparing profitability (as measured by CFROI) to asset growth over the most recent three-year period. Change in Value Creation is intended to measure the change in economic profit, as indicated by a company's CFROI and mix of assets, over the most recent two-year period.

        The variables in the Momentum category currently include a CFROI Key Momentum measurement, a Price Momentum measurement and a Daily Liquidity Average measurement. CFROI Key Momentum measures the change in CFROI over a thirteen-week period resulting from revisions in the consensus analysts' estimates of a company's earnings. Price Momentum measures the increase in market value of the company's stock over a two-year period. Daily Liquidity Average measures the cash value of the average trading volume of a company's stock, adjusted for market capitalization.

        The variables in the Valuation category currently include a Percent to Best measurement, an Economic Price to Earnings measurement, a Dividend Yield measurement and a Value to Cost measurement. Percent to Best measures the difference between the company's trading price and its "warranted price," as measured by the Credit Suisse HOLT CFROI Valuation Methodology (as described below). Economic Price to Earnings measures the ratio of the total market value of a company's debt and equity securities to its earnings, determined using CFROI metrics. Dividend Yield measures a company's dividend yield based on analysts' estimates. Value to Cost measures the ratio of the total market value of a company's debt and equity securities to its net assets.

The CFROI Valuation Methodology*

         The HOLT scoring methodology relies on the Credit Suisse HOLT CFROI Valuation Methodology (the "CFROI Valuation Methodology"). The CFROI Valuation Methodology represents a type of discounted cash flow model used to value companies. The CFROI metric result is intended to approximate the economic return produced by a company's projects and contains four major components: inflation-adjusted gross cash flow, inflation-adjusted gross investment, asset life and non-depreciating assets. The CFROI metric result is calculated in two steps: first, HOLT measures the inflation-adjusted gross cash flows available to all capital owners in a company as compared to the inflation-adjusted gross investment made by the capital owners. HOLT then translates this ratio of gross cash flow to gross investment into an internal rate of return by recognizing the finite economic life of depreciating assets and the residual value of non-depreciating assets.

*
Significant amounts of material in this section were taken from Madden, Bart (1999), CFROI Valuation: A Total System Approach to Valuing the Firm. Linacre House, Jordan Hill, Oxford: Butterworth-Heinemann.

  Inflation-Adjusted Gross Cash Flow

        Inflation-adjusted gross cash flow is derived from net income (before extraordinary items), which is adjusted in the HOLT scoring methodology as follows: depreciation and amortization are added back to net income because they represent non-cash expenditures. Interest expense and minority interest expense are added back to net income because the CFROI metric measures the return available to all providers of capital, not just equity holders. Research and development and rental expenses are added back to net income because the HOLT framework considers these items as capital investments, similar to capital expenditures. Equity method investment income is subtracted from net income. Other adjustments to net income include a net pension cash flow adjustment, a last-in-first-out (LIFO) charge to first-in-first-out (FIFO) method inventories, monetary holding gains/losses, and an equity method investment income adjustment.

  Inflation-Adjusted Gross Investment

        Inflation-adjusted gross investment begins with the assets recorded on a company's balance sheet. A number of adjustments are made in order to capture the total amount of gross operating investment employed in the generation of future cash flow. First, accumulated depreciation is added back to book assets because depreciation could understate the economic value of the underlying assets. An inflation adjustment is added to gross plant assets to ensure that inflation-adjusted gross investment and gross cash flow are measured in dollars having the same purchasing power. Operating leases are added to gross operating investment because HOLT views the decision to lease or own property as a financing decision rather than an operating decision. Capitalizing leases ensures that the value of all property plant and equipment is included in inflation-adjusted gross investment, regardless of the method of financing. Research and development expense is capitalized and included in inflation-adjusted gross investment because the value derived from these expenditures extends beyond the year in which the expenditure is made. A LIFO inventory reserve is added to LIFO method inventories to ensure that the dollar value of inventory included in inflation-adjusted gross investment is stated in the same units of purchasing power as gross cash flow. Several items, including equity method investments, pension assets, goodwill, and non-debt monetary liabilities and deferred taxes are removed from the company's gross assets because they are non-operating items.

  Non-Depreciating Assets

        The generation of cash flows causes some assets, such as plant and equipment, to depreciate in value. The value of other assets, such as cash, land, or accounts receivable, is not impacted by their use in the cash flow generation process. Assets that are included in inflation-adjusted gross investment but do not depreciate because they are used to generate future cash flows are categorized as non-depreciating assets. These assets include net monetary assets, inflation adjusted land and improvements, non-equity method investments, inventory (including LIFO inventory reserve), and other long-term assets less pension assets.

  Asset Life

        A company's asset life is the average economic life (in years) of the depreciating assets of the company. In general, gross plant life and capitalized operating lease life is computed by dividing the reported gross plant by the reported depreciation expense. Research and development life is assigned systematically to all firms based on the GICS industry in which the company operates. Some companies report depreciation expense on methods other than straight-line depreciation. In countries where this is the general accounting practice, gross plant life is computed as a weighted average life based on the break-out of the plant account available in the financial statements. Each plant account type is assigned a life based on the economics of the GICS industry within which the company operates.

        Any changes to the CFROI Valuation Methodology are made on all companies within a given industry or region after being approved by a committee made up of senior HOLT staff and internal accounting experts. More information regarding HOLT and the CFROI Valuation Methodology can be found at www.csfb.com/institutional/csfb_holt. (Reference to this URL is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website is incorporated by reference into this pricing supplement.)

Historical performance of the reference index

        The following table sets forth the published high and low closing levels of the reference index during each calendar quarter from January 1, 2003 through January 4, 2008. The closing level of the reference index on January 4, 2008 was 998.75. We obtained the closing levels and other information below from Bloomberg Financial Markets, without independent verification.

        Because the reference index was launched on September 25, 2007, the calculation agent has retrospectively calculated the levels of the reference index on all dates prior to September 25, 2007 using the same methodology as described above. All prospective investors should be aware that no actual investment tracking the performance of the reference index was possible at any time prior to September 25, 2007.

        You should not take the historical index levels of the reference index as an indication of future performance of the reference index or the securities. We cannot give you any assurance that the index level of the reference index will increase over the term of the securities or that you will not receive at maturity an amount substantially less than the principal amount of the securities.

	Low	High	Close		Low	High	Close
2003				2006
First Quarter	99.39	108.59	103.97	First Quarter	436.61	512.25	512.25
Second Quarter	104.88	139.88	139.06	Second Quarter	480.13	599.72	536.67
Third Quarter	139.75	165.04	163.80	Third Quarter	506.89	569.58	568.32
Fourth Quarter	165.72	204.30	204.30	Fourth Quarter	566.29	699.05	699.05
2004				2007
First Quarter	207.25	229.57	228.62	First Quarter	659.45	755.67	755.67
Second Quarter	195.64	238.00	221.64	Second Quarter	763.60	948.89	935.98
Third Quarter	217.85	250.26	250.26	Third Quarter	841.75	1052.41	1052.41
Fourth Quarter	251.50	296.42	296.42	Fourth Quarter	984.70	1146.48	1025.70
2005				2008
First Quarter	289.12	352.30	327.71	First Quarter
Second Quarter	317.33	343.28	343.05	(through January 4, 2008)	998.75	1025.70	998.75
Third Quarter	336.91	408.06	408.06
Fourth Quarter	372.66	439.29	437.11

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a:

  •
  financial institution,

  •
  mutual fund,

  •
  tax-exempt organization,

  •
  insurance company,

  •
  dealer in securities or foreign currencies,

  •
  person (including traders in securities) using a mark-to-market method of accounting,

  •
  person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        For purposes of this discussion, the term "U.S. holder" means (1) a person who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the district of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership holds securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION

OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

U.S. Holders Generally

        The treatment of the securities for U.S. federal income tax purposes is uncertain. We intend to treat the securities as a prepaid, cash-settled financial contract, with respect the reference index, that is eligible for open transaction treatment for U.S. federal income tax purposes. In the absence of an administrative or judicial ruling to the contrary, we and, by purchasing the securities, you agree to treat your securities for all tax purposes in accordance with such characterization. If your securities are so treated, and subject to the discussion in the next paragraph, you should recognize capital gain or loss upon the maturity of your securities (or upon your sale, exchange or other disposition of your securities prior to their maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the securities. Your tax basis in your securities should generally be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally subject to tax at a maximum rate of 15% if the property is held for more than one year.

        The tax treatment described above is not free from doubt, and it is possible that the IRS may seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could assert that each reconstitution or rebalancing (collectively, "Rebalancing") of the reference index constitutes a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the reference index as a taxable event, you would recognize capital gain and, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time. Such gain or loss generally would be short-term capital gain or loss. Other characterizations of the securities also may be possible, under which the timing and character of income could differ substantially from the description above. For example, if the IRS were successful in characterizing the securities as indebtedness for U.S. federal income tax purposes, among other consequences, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent, fixed-rate debt instrument with other terms and conditions similar to the securities (even though the securities do not provide coupon payments). In addition, any gain on the sale or redemption of the securities would be ordinary interest income (rather than capital gain).

        You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. holder and has no connection with the United States other than holding its security (a "non-U.S. holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated that they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether, (a) the holder of an instrument such as the securities should be required to accrue income during its term (e.g., under a mark-to-market, accrual or other methodology), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a non-U.S. holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding Notice 2008-2 and its possible impact on them.

Possible Legislation on Prepaid Forwards

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill.

        The Bill, if enacted would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly federal short-term rate determined under Code Section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the Bill and any future tax legislation that may apply to their securities.

Backup Withholding and Information Reporting

        A holder of the securities may be subject to information reporting and to backup withholding with respect to certain amounts paid to the holder unless such holder provides a correct taxpayer identification number (or other proof of an applicable exemption) and otherwise complies with applicable requirements of the backup withholding rules.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, which we refer to as the distribution agreement, we have agreed to sell $                principal amount of securities to Credit Suisse Securities (USA) LLC.

        The distribution agreement provides that Credit Suisse Securities (USA) LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse Securities (USA) LLC proposes to offer the securities at the offering price and will receive the underwriting discounts and commissions set forth on the cover page of this pricing supplement. Credit Suisse Securities (USA) LLC may allow the same discount on the principal amount per security on sales of such securities of other brokers or dealers. Credit Suisse Securities (USA) LLC intends to offer the securities to Raymond James & Associates, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the NASD. If all of the securities are not sold at the initial offering price, Credit Suisse Securities (USA) LLC may change the public offering price and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $2,000. Please refer to "Underwriting" on page PS-19 of the accompanying product supplement.

Appendix A

        The Global Industry Classification System (GICS) was used to identify the companies in the HOLT database that are active in Agriculture, Power and Utilities, and Infrastructure.

Agriculture

Sector		Industry Group		Industry		Sub- Industry
15	Materials	1510	Materials	151010	Chemicals	15101030	Fertilizers & Agricultural Chemicals
20	Industrials	2010	Capital Goods	201060	Machinery	20106010	Construction & Farm Machinery & Heavy Trucks
30	Consumer Staples	3020	Food, Beverage & Tobacco	302020	Food Products	30202010	Agricultural Products

Power and Utilities

Sector		Industry Group		Industry		Sub- Industry
10	Energy	1010	Energy	101010	Energy Equipment & Services	10101020	Oil & Gas Equipment & Services
				101020	Oil, Gas & Consumable Fuels	10102040	Oil & Gas Storage & Transportation
55	Utilities	5510	Utilities	551010	Electric Utilities	55101010	Electric Utilities
				551020	Gas Utilities	55102010	Gas Utilities
				551030	Multi-Utilities	55103010	Multi-Utilities
				551040	Water Utilities	55104010	Water Utilities
				551050	Independent Power Producers & Energy Traders	55105010	Independent Power Producers & Energy Traders

Infrastructure

Sector		Industry Group		Industry		Sub- Industry
15	Materials	1510	Materials	151020	Construction Materials	15102010	Construction Materials
				151040	Metals & Mining	15104050	Steel
				151050	Paper & Forest Products	15105010	Forest Products
						15105020	Paper Products
20	Industrials	2010	Capital Goods	201020	Building Products	20102010	Building Products
				201030	Construction & Engineering	20103010	Construction & Engineering
				201040	Electrical Equipment	20104010	Electrical Components & Equipment
						20104020	Heavy Electrical Equipment
				201050	Industrial Conglomerates	20105010	Industrial Conglomerates
				201060	Machinery	20106020	Industrial Machinery
		2020	Commercial Services & Supplies	202010	Commercial Services & Supplies	20201050	Environmental & Facilities Services
		2030	Transportation	203030	Marine	20303010	Marine
				203040	Road & Rail	20304010	Railroads
						20304020	Trucking
				203050	Transportation Infrastructure	20305010	Airport Services
						20305020	Highways & Railtracks
						20305030	Marine Ports & Services
45	Information Technology	4520	Technology Hardware & Equipment	452010	Communications Equipment	45201020	Communications Equipment
				452020	Computers & Peripherals	45202010	Computer Hardware
						45202020	Computer Storage & Peripherals
50	Telecommunication Services	5010	Telecommunication Services	501010	Diversified Telecommunication Services	50101010	Alternative Carriers
						50101020	Integrated Telecommunication Services
				501020	Wireless Telecommunication Services	50102010	Wireless Telecommunication Services

PRODUCT SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 7, 2007 TO
PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Buffered Accelerated Return Equity Securities (BARES)SM

and

Accelerated Return Equity Securities (ARES)®

and

Buffered Securities®

Linked to the Value of an Index or a Basket of Indices

        The securities will be linked to an index, which we refer to as the "reference index" or to a basket of reference indices, which we refer to as the "basket." If the applicable pricing supplement specifies that the securities are linked to a basket, unless the context indicates otherwise, all references herein to the reference index shall be deemed to be to the reference indices comprising the basket or the basket, as appropriate, and references herein to index return, index level, initial index level, final index level and index sponsor shall be deemed to be to basket return, basket level, initial basket level, final basket level and index sponsors. The one or more reference indices to which the securities will be linked will be specified in the applicable pricing supplement.

         The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

         The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are Accelerated Return Equity Securities (ARES)®, Buffered Accelerated Return Equity Securities (BARES)SM or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the index return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

    Please refer to "Risk Factors" beginning on page PS-5 for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is January 9, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Accelerated Return Equity Securities, the Buffered Accelerated Return Equity Securities and the Buffered Securities® and how is the redemption amount calculated?

        The Accelerated Return Equity Securities (ARES)®, the Buffered Accelerated Return Equity Securities (BARES)SM and the Buffered Securities®, or the securities, are notes issued by us, the return on which is linked to the performance of an index or a basket of indices. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the index return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

        For a further description of how the redemption amount at maturity will be calculated, please refer to "Description of the Securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-5.

        The ARES securities are not principal protected and the BARESsecurities and the Buffered Securities® are only partially principal-protected.    An investment in the ARES securities is not principal-protected and you may receive less at maturity than you originally invested, or even zero, if the closing level on a valuation date is less than the initial index level. An investment in the BARES securities or the Buffered Securities® is only partially principal-protected and you may receive less at maturity than you originally invested in the securities. If you purchase BARES or the Buffered Securities® and the final index level on a valuation date is less than the percentage specified in the applicable pricing supplement of the initial index level you will bear a portion of the depreciation in the reference index down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

        The securities may pay less than the full index appreciation.    If the reference index increases, your return will be based on the percentage, if any, specified in the applicable pricing supplement of the increase in the reference index, and may be subject to a cap if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference index increases, the return on your investment in the securities will not perform as well as a direct investment in the reference index if the reference index appreciates above the cap, if any.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Does investment in the securities entitle me to any ownership interests in the reference index?

        An investment in the securities does not entitle you to any ownership interest in the reference index.

If the reference index is an equity index, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference index?

        If the reference index is an equity index, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the reference index or have voting or any other rights of a holder of the stocks comprising the reference index.

Will there be an active trading market in the securities?

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange. No assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The ARES securities are not principal-protected and the BARES and the Buffered Securities® securities are only partially principal-protected

        An investment in the ARES securities is not principal-protected and you may receive less at maturity than you originally invested, or even zero, if the final index level is less than the initial index level. An investment in the BARES securities and the Buffered Securities® is only partially principal-protected and you may receive less at maturity than you originally invested in the securities; if the final index level is less than the percentage specified in the applicable pricing supplement of the initial index level you will bear a portion of the depreciation in the reference index down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

The securities may pay less than the full index appreciation

        If the reference index appreciates, your return will be based on the percentage, if any, specified in the applicable pricing supplement of the index return, subject to a cap, if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation, if the reference index increases more than the percentage specified in the applicable pricing supplement over the term of the securities you will not benefit from any appreciation in the reference index above such percentage.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the reference index. Because the redemption amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

If the reference index is an equity index, an investment in the securities is not the same as an investment in the stocks comprising the reference index

        If the reference index is an equity index, the payment of dividends on the stocks which comprise the reference index generally has no effect on the calculation of the level of the reference index. Therefore, the return on your investment based on the percentage change in the reference index is not the same as the total return based on the purchase of those underlying stocks. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the reference index.

The formula for determining the redemption amount does not take into account all developments in the reference index prior to the valuation date or dates

        Changes in the level of the reference index during the term of the securities before the valuation date or dates on which the final index level is calculated may not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing the initial index level only with the closing level of the reference index on the valuation date or dates specified in the applicable pricing supplement. No other index levels will be taken into account. As a result, you may lose part of your investment even if the reference index has risen at certain times during the term of the securities before falling to a level below the initial index level on the date or dates on which the final index level is calculated.

There may be little or no secondary market for the securities

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange, and no assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, we cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsor or, if the reference index is an equity index, to the issuers of the stocks comprising the reference index

        You will have no rights against the sponsor of the reference index (the "index sponsor") or, if the reference index is an equity index, to the issuers of the stocks comprising the reference index. The securities are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the reference index to track general stock performance. The index sponsor's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the reference index, which is determined, composed and calculated by the index sponsor without regard to us or the securities. The index sponsor has no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference index. No index sponsor or any issuer of a stock comprising the reference index is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

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  The current level of the reference index.

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  Interest and yield rates in the market.

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  Economic, financial, political and regulatory or judicial events that affect the components comprising the reference index or stock markets generally and that may affect the appreciation of the reference index.

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  The volatility of the reference index.

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  The time remaining to maturity of the securities.

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  If the underlying index is an equity index, the dividend rate on the stocks comprising the reference index.

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  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the impact of any change resulting from another factor or factors.

Our hedging activity may affect the value of the components comprising the reference index and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising the reference index or in other instruments, such as options, swaps or futures, based upon the components comprising the reference index. This hedging activity could affect the value of the components comprising the reference index and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of the reference index is not indicative of future performance

        The future performance of the reference index cannot be predicted based on its historical performance. We cannot guarantee that the level of the reference index will increase or that you will not receive at maturity an amount substantially less than the principal amount of the securities.

Adjustments to the reference index could adversely affect the securities

        The index sponsor is responsible for calculating and maintaining the reference index. The index sponsor can add, delete or substitute the components comprising the reference index or make other methodological changes that could change the value of the reference index at any time. The index sponsor may discontinue or suspend calculation or dissemination of the reference index.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the reference index." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

If the securities are linked to a basket, changes in the value of one or more of the reference indices comprising the basket may offset each other

        If the securities are linked to a basket, price movements in the reference indices comprising the basket may not correlate with each other. At a time when the level of one or more of the reference indices comprising the basket increases, the level of one or more of the other reference indices comprising the basket may not increase as much or may even decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the reference indices comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices comprising the basket. You can review the historical levels of each of the reference indices comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the references indices comprising the basket or of the basket as a whole, or whether increases in the levels of any of the reference indices comprising the basket will be offset by decreases in the levels of other reference indices, based on their historical performance.

Investing in a security linked to a reference index based on foreign stocks bears potential risks

        If a reference index contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to a reference index based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

The securities may be subject to currency exchange risk if the reference index is an equity index and the stocks comprising the reference index are not denominated in the same currency as the reference index

        Because the prices of the stocks comprising the reference index (if the reference index is an equity index) will be converted into the currency in which the reference index is denominated (the "base currency") for the purposes of calculating the value of the reference index, your investment will be exposed to currency exchange risk with respect to each of the countries represented in the reference index which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the reference index are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the reference index are denominated, the value of the reference index may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the reference index. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the reference index and other countries important to international trade and finance.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC and/or any other affiliate may from time to time buy or sell stocks or other components comprising a reference index or derivative instruments related to a reference index for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or other components or the levels of a reference index, and thus affect the market price of the securities.

        In addition, for reference indices where Credit Suisse International, which is an affiliate of ours, acts as the calculation agent for the securities, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of Credit Suisse, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of

Credit Suisse. In such cases, the reference index is rebalanced periodically by HOLT. HOLT maintains some discretion on how the calculations comprising the underlying methodology are made, which may affect the rebalancing of the reference index. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying a reference index (if such reference index is an equity index), including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks comprising the reference index (if such reference index is an equity index). This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference index (if such reference index is an equity index) and/or the level of the reference index and, consequently, the market price and the redemption amount payable at maturity of the securities.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and the calculation agent will determine the closing level for such final valuation date on that fifth succeeding index business day. If the securities are linked to a basket, the valuation dates for each reference index comprising the basket not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of a reference index comprising the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final index level for each reference index comprising the basket has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "—Market disruption events."

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the stocks comprising the reference index (if the securities are linked to an equity index) or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference index or the stocks comprising the reference index to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the reference index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the reference index, there can be no assurance that the level of the reference index will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of the reference index), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference index, or the stocks comprising the reference index. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the reference index or the stocks comprising the reference index, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

General

        The securities are medium-term notes as described in the accompanying prospectus supplement.

Redemption; Defeasance

        The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under "—Market disruption events." No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the basket return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

        A "market disruption event" is, in respect of the reference index, the occurrence or existence on any index business day for the reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of a reference index based on a comparison of (1) the portion of the level of the reference index attributable to each component comprising the reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on the reference index; or

          (c)   a related exchange in futures contracts on the reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" with respect to any reference index means the principal exchange on which any component comprising the reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference index are traded.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of the reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding index business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding index business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the index level for such reference index on that deemed final valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of the reference index" below). If the securities are linked to a basket, the valuation dates for each reference index comprising the basket not affected by a market disruption event shall be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of a reference index that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final index level for each reference index comprising the basket has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of the reference index

        If any reference index is (a) not calculated and announced by its sponsor or index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor, index calculation agent, index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the index sponsor or index calculation agent, as applicable (or a successor sponsor or successor index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to that change or failure, but using only those components that comprised such index immediately prior to that change or failure. Notice of adjustment of such index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE REFERENCE INDEX OR THE BASKET

        The one or more reference indices to which the securities will be linked will be specified in the applicable pricing supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a:

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  financial institution,

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  mutual fund,

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  tax-exempt organization,

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  insurance company,

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  dealer in securities or foreign currencies,

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  person (including traders in securities) using a mark-to-market method of accounting,

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  person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        For purposes of this discussion, the term "U.S. holder" means (1) a person who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the district of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership holds securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

U.S. Holders Generally

        The treatment of the securities for U.S. federal income tax purposes is uncertain. The issuer intends to treat the securities as a prepaid, cash-settled financial contract, with respect to the stocks that comprise the reference index or indices, that is eligible for open transaction treatment for U.S. federal income tax purposes, and by purchasing the securities, you agree with us (in the absence of an administrative or judicial ruling to the contrary) to treat your securities for all tax purposes in accordance with such characterization. If your securities are so treated, you should recognize capital gain or loss upon the maturity of your securities (or upon your sale, exchange or other disposition of your securities prior to their maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the securities. In addition, your tax basis in the securities would generally be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally subject to tax at a maximum rate of 15% if the property is held for more than one year.

        The characterization of the securities as prepaid financial contracts as described above is not free from doubt and it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. The issuer is not responsible for any adverse consequences that a purchaser may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. holder and has no connection with the United States other than holding its security (a "non-U.S. holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated that they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether, (a) the holder of an instrument such as the securities should be required to accrue income during its term (e.g., under a mark-to-market, accrual or other methodology), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a non-U.S. holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding Notice 2008-2 and its possible impact on them.

Possible Legislation on Prepaid Forwards

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill.

        The Bill, if enacted would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly federal short-term determined under Code Section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the Bill and any future tax legislation that may apply to their securities.

Backup Withholding and Information Reporting

A HOLDER OF THE SECURITIES MAY BE SUBJECT TO INFORMATION REPORTING AND TO BACKUP WITHHOLDING WITH RESPECT TO CERTAIN AMOUNTS PAID TO THE HOLDER UNLESS SUCH HOLDER PROVIDES A CORRECT TAXPAYER IDENTIFICATION NUMBER (OR OTHER PROOF OF AN APPLICABLE EXEMPTION) AND OTHERWISE COMPLIES WITH APPLICABLE REQUIREMENTS OF THE BACKUP WITHHOLDING RULES.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity or otherwise (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Title I of ERISA or Section 4975 of the Code, certain governmental and church plans may be subject to other federal, state or local laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, together the statutory service provider exemption, and the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental or church plan subject to Similar Law and is not acting on behalf of, or using assets of, a Plan or governmental or church plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or in a violation of any provision of Similar Law by reason of Section 408(b)(17) of ERISA and Section 4975 (d)(20) of the Code, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental or church plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Medium-Term Notes

        We may offer from time to time our medium-term notes directly or through any one of our branches.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page 39 of the accompanying prospectus, "Risk Factors" in Credit Suisse Group's Annual Report on Form 20-F, which is incorporated by reference herein, and any additional risk factors we describe in future filings we or Credit Suisse Group make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended.

        Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. We will receive between 99.875% and 99.250% of the proceeds from the sale of the notes, after paying the agents' commissions or discounts of between 0.125% and 0.750%; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this prospectus supplement is May 7, 2007.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of March 29, 2007 between us and The Bank of New York, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

        The pricing supplement relating to a note will describe the following terms:

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  the branch, if any, through which we are issuing the notes;

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  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

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  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

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  if the note is a fixed rate note, the interest rate and interest payment dates;

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  if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

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  the issue price;

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  the issue date;

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  the maturity date, and whether we can extend the maturity of a note;

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  if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

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  whether the note is an original issue discount note (as defined in the accompanying prospectus);

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  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "Description of Debt Securities—Redemption at the Option of the Relevant Issuer" and "Description of Debt Securities—Repayment at the Option of the Holders; Repurchase" in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

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  whether we may be required to pay "additional amounts" in respect of payments on the notes as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus and whether the notes may be redeemed at our option as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus;

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  any relevant tax consequences associated with the terms of the notes which have not been described under "Taxation" in the accompanying prospectus; and

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  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

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  a fixed rate specified in the applicable pricing supplement; or

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  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

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  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

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  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Unless otherwise specified in the applicable pricing supplement, for a floating rate note, notwithstanding the accompanying prospectus, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue and be payable to such following business day, except that if the interest rate basis is LIBOR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.

        Unless otherwise specified in the applicable pricing supplement, for a floating rate note, notwithstanding the accompanying prospectus, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Foreign Currency Judgments

        Enforcement claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, holders in any such proceedings would not be able to recover judgment in the currency of their notes, and the amount of any enforcement claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System," book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        For a further description of procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated May 7, 2007, we are offering the notes on a continuing basis through Credit Suisse Securities (USA) LLC, which we refer to as the agent, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the agent with respect to a particular note, we will pay the agent a commission or discount ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the agent and specified in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse Securities (USA) LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the agent. The agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $500,000.

        The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against liabilities under the Securities Act, or contribute to payment which the agent may be required to make in that respect. We have also agreed to reimburse the agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA) LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion. Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules. The broker-dealers will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from their accounts.

        No action has been or will be taken by us or the agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each agent will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        An "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive. The expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to "€" are to euros.

        In addition, each agent will represent and agree that:

          (a)   the notes may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither the prospectus supplement, prospectus or any other offering material relating to the notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or Articles 3 and 5 of the Swiss Federal Act on Collective Investment Schemes. The

  prospectus supplement, prospectus or any other offering material relating to the notes may not be copied, reproduced, distributed or passed on to others without our prior written consent. The prospectus supplement, prospectus or any other offering material relating to the notes does not constitute a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SWX Swiss Exchange (and may not comply with the information standards required thereunder) nor a simplified prospectus within the meaning of Article 5 of the Swiss Federal Act on Collective Investment Schemes. No application for a listing of the notes on any Swiss stock exchange or other Swiss regulated market has been or will be made, and the prospectus supplement, prospectus or any other offering material relating to the notes may not comply with the information required under the relevant listing rules. The notes will not constitute investment fund units or a participation in another collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission. Investors are subject to the credit risk of the Bank;

          (b)(i)     no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus supplement or the prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder;

          (c)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us;

          (d)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (e)   the notes have not been and will not be registered under the Securities and Exchange Law of Japan. Each agent has represented and agreed that it has not offered or sold, and will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (f)    the notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder. The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong;

          (g)   This prospectus supplement and the accompanying prospectus has not been registered as a prospectus or information memorandum with the Monetary Authority of Singapore. No advertisement may be made offering or calling attention to an offer or intended offer of the notes to the public in Singapore. The agents may not offer or sell notes, make notes the subject of an invitation for subscription or purchase, or circulate or distribute this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes, whether directly or indirectly, to the public or any member of the public in Singapore other than:

    •
    to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore, or the Securities and Futures Act,

    •
    to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Future Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act, or

    •
    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

    Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

             (x)  a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

             (y)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

    equity shares, debentures and units of equity shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except:

               (1)  to an institutional investor, or to any person pursuant to an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the Securities and Futures Act;

               (2)  where no consideration is given for the transfer; or

               (3)  by operation of law;

          (h)   the prospectus supplement, prospectus or any other offering material relating to the notes will not constitute a public offer of the notes, whether by way of sale or subscription, in the People's Republic of China. The prospectus supplement, prospectus or any other offering material relating to the notes may not be circulated or distributed in the People's Republic of China and the notes may not be offered or sold directly or indirectly to any resident of the People's Republic of China, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the People's Republic of China, except pursuant to applicable laws and regulations of the People's Republic of China. For the purpose of this clause (h), the People's Republic of China does not include Hong Kong, Macau and Taiwan;

          (i)    no prospectus supplement or accompanying prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the notes has been or will be lodged with the Australian Securities and Investments Commission ("ASIC"). Accordingly, each agent has represented and agreed that it:

            (x)   has not made or invited, and will not make or invite, an offer of the notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

            (y)   has not distributed or published, and will not distribute or publish, the prospectus supplement, the prospectus or any other offering material relating to the notes in Australia,

  unless (i) the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in other currencies) (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 of Australia, (ii) such action complies with all applicable laws, regulations and directives, and (iii) does not require any document to be lodged with the ASIC;

          (j)    it has not offered or sold, and will not offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver the prospectus supplement, the prospectus or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada; and

          (k)   the notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and may not be offered or sold publicly in Mexico. The notes may be privately placed in Mexico, pursuant to the exemption set forth in the Article 8 of the Mexican Securities Market Law.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Concurrently with the offering of the notes through the agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

        The agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

INCORPORATION BY REFERENCE

        Credit Suisse Group and we file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this prospectus supplement the following documents and any future documents Credit Suisse Group and we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the securities is completed:

  •
  Credit Suisse Group's Current Report on Form 6-K filed on May 3, 2007 with Credit Suisse Group's quarterly report and financial statements, except for those portions indicated in the Form 6-K as not incorporated herein;

  •
  Credit Suisse Group's Current Report on Form 6-K filed on May 3, 2007 with information about us; and

  •
  Credit Suisse Group's Current Report on Form 6-K filed on May 7, 2007 with the results of the Annual General Meeting held on May 4, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited interim financial information for Credit Suisse Group for the periods ended March 31, 2007 and 2006, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Credit Suisse Group current report on Form 6-K filed on May 3, 2007 for the quarter ended March 31, 2007, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act"), for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse Group
Debt Securities
Warrants
Guarantees

Credit Suisse
Debt Securities Warrants
Guarantees

Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group Finance (Delaware) LLC I
Credit Suisse Group Finance (Guernsey) Limited
Guaranteed Debt Securities

Credit Suisse Group Capital (Delaware) Trust I
Credit Suisse Group Capital (Delaware) Trust II
Credit Suisse Group Capital (Delaware) Trust III
Trust Preferred Securities

Credit Suisse Group Capital (Delaware) LLC I
Credit Suisse Group Capital (Delaware) LLC II
Credit Suisse Group Capital (Delaware) LLC III
Credit Suisse Group Capital (Guernsey) Limited
Credit Suisse Group Capital (Guernsey) IX Limited
Credit Suisse Group Capital (Guernsey) X Limited
Company Preferred Securities

        Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including capital securities and debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

        In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell any of the following securities:

  •
  warrants or warrants in the form of subscription rights to purchase equity securities or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing; and

  •
  guarantees of debt securities.

        Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in "Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)" and "Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA)." The obligations of Credit Suisse Group under its guarantees of these securities are subordinated as described in this prospectus.

        Credit Suisse Group Finance (Delaware) LLC I and Credit Suisse Group Finance (Guernsey) Limited may offer and sell debt securities, including senior and subordinated debt securities and debt securities convertible or exchangeable into shares or American depositary shares of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing, that are fully and unconditionally guaranteed by Credit Suisse Group.

        Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III may offer and sell trust preferred securities representing beneficial interests in the relevant trust, in one or more offerings.

        Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III, Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited may offer and sell company preferred securities, in one or more offerings.

        Each of the trust preferred securities and company preferred securities, which we sometimes collectively refer to as capital securities of Credit Suisse Group, will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC. The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

        Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The debt securities of Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is March 29, 2007.

ABOUT THIS PROSPECTUS	2
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
CREDIT SUISSE GROUP	6
CREDIT SUISSE	7
CREDIT SUISSE (USA)	7
THE FINANCE SUBSIDIARIES	7
THE TRUSTS	8
THE COMPANIES	8
DESCRIPTION OF DEBT SECURITIES	9
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES	36
FOREIGN CURRENCY RISKS	39
DESCRIPTION OF WARRANTS	40
DESCRIPTION OF SHARES	43
DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP	45
DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	54
DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	63
ERISA	65
TAXATION	67
PLAN OF DISTRIBUTION	75
MARKET-MAKING ACTIVITIES	77
LEGAL MATTERS	77
EXPERTS	77

        YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY OTHER STATEMENT OR FREE WRITING PROSPECTUS WE AUTHORIZE IN THE FUTURE. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        In this prospectus, the term "trust" refers to Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II or Credit Suisse Group Capital (Delaware) Trust III, each a Delaware statutory trust organized, in the event of certain offerings of capital securities, to issue trust preferred securities representing beneficial interests in the relevant trust, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

        The term "company" refers to Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II or Credit Suisse Group Capital (Delaware) LLC III, each a Delaware limited liability company (collectively, the "Delaware companies"), and Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited or Credit Suisse Group Capital (Guernsey) X Limited, each a Guernsey limited company (collectively, the "Guernsey companies"), formed, in the event of certain offerings of capital securities, to issue company preferred securities and company common securities, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

        The term "finance subsidiary" refers to Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company, and Credit Suisse Group Finance (Guernsey) Limited, a Guernsey limited company, each of which may issue debt securities fully and unconditionally guaranteed by Credit Suisse Group. Credit Suisse Group Finance (Guernsey) Limited and Credit Suisse Group Finance (Delaware) LLC I are 100% owned finance subsidiaries of Credit Suisse Group. Credit Suisse Group has guaranteed the securities previously issued by Credit Suisse Group Finance (Guernsey) Limited and will fully and unconditionally guarantee any securities issued by the finance subsidiaries pursuant to this registration statement. There are no significant restrictions on the ability of Credit Suisse Group to obtain funds from its subsidiaries by dividends or loans.

        Credit Suisse Group does not expect any of the trusts, companies or finance subsidiaries to file reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or the SEC. None of the trusts, companies or Credit Suisse Group Finance (Delaware) LLC I has commenced operations and each has only nominal assets and liabilities as of the date of this prospectus.

        As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group's financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

        The terms "we," "our," and "us" refer to Credit Suisse Group and, unless the context requires otherwise, will include Credit Suisse Group's wholly-owned bank subsidiary, Credit Suisse, the trusts, the companies, the finance subsidiaries and our other subsidiaries. In the section of this prospectus entitled "Description of Warrants," the terms "we," "our," and "us" refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in such sections. In the sections of this prospectus entitled "Description of Shares," "Description of Capital Securities of Credit Suisse Group—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group" and "Description of Capital Securities of Credit Suisse Group—Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group," the terms "we," "our" and "us" refer to Credit Suisse Group, as issuer of the securities described in such sections.

        Credit Suisse Group's and Credit Suisse's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group's and Credit

Suisse's financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to "CHF," we mean Swiss francs. When we refer to "USD" or "$," we mean U.S. dollars.

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Credit Suisse Group is a global financial services company, and Credit Suisse is a bank, domiciled in Switzerland. Many of their directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies) or have any of them appear in a U.S. court. We have been advised by Homburger, Swiss counsel to Credit Suisse Group and Credit Suisse, and Carey Olsen, Guernsey counsel to the companies organized in Guernsey, that there is doubt as to enforceability in Switzerland and Guernsey, as applicable, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

        Credit Suisse Group files, and Credit Suisse will file, annual reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows Credit Suisse Group and Credit Suisse to "incorporate by reference" the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

        Credit Suisse Group incorporates by reference the documents listed below and Credit Suisse Group and Credit Suisse incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Credit Suisse Group's and Credit Suisse's reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state that

Credit Suisse Group or Credit Suisse, as the case may be, incorporates them (or such portions) by reference in this prospectus. Credit Suisse Group hereby incorporates by reference the following:

  •
  its annual report on Form 20-F for the year ended December 31, 2006; and

  •
  its report on Form 6-K filed on March 28, 2007.

        You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group at its principal executive offices at the following address:

Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH-8070 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616

Internet: http://www.credit-suisse.com/investors/en/index.html

        We are not incorporating the contents of the website into this prospectus.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

  •
  our plans, objectives or goals;

  •
  our future economic performance or prospects;

  •
  the potential effect on our future performance of certain contingencies; and

  •
  assumptions underlying any such statements.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

  •
  the ability to maintain sufficient liquidity and to access capital markets;

  •
  market and interest rate fluctuations;

  •
  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

  •
  the ability of counterparties to meet their obligations to us;

  •
  the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

  •
  political and social developments, including war, civil unrest or terrorist activity;

  •
  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

  •
  operational factors such as systems failure, human error or the failure to implement procedures properly;

  •
  actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

  •
  the effects of changes in laws, regulations or accounting policies or practices;

  •
  competition in geographic and business areas in which we conduct our operations;

  •
  the ability to retain and recruit qualified personnel;

  •
  the ability to maintain our reputation and promote our brands;

  •
  the ability to increase market share and control expenses;

  •
  technological changes;

  •
  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

  •
  acquisitions, including the ability to integrate acquired businesses successfully and divestitures, including the ability to sell non-core assets and businesses;

  •
  the adverse resolution of litigation and other contingencies; and

  •
  our success at managing the risks involved in the foregoing.

        We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group's and Credit Suisse's reports on Form 6-K filed with the SEC; and the risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group, Credit Suisse or the finance subsidiaries for general corporate purposes, including refinancing existing indebtedness outside Switzerland. We may also invest the net proceeds temporarily in short-term securities.

        In the event of any offering of capital securities by Credit Suisse Group, except as we may otherwise describe in a prospectus supplement, we will use the net proceeds for general corporate purposes outside Switzerland. In addition, the relevant trust may use the net proceeds from the sale of any trust preferred securities to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The relevant company may use the net proceeds from the sale of company preferred securities to the relevant trust or directly to investors and company common securities to Credit Suisse Group or one of its branches or subsidiaries to purchase corresponding subordinated debt securities of

Credit Suisse Group or one of its branches or subsidiaries, or other eligible investments, and to pay certain expenses related to any such offering.

        The proceeds of any issuance of capital securities of Credit Suisse Group will be included in the Tier 1 capital of Credit Suisse Group, calculated on a consolidated basis, in accordance with and to the extent permitted by Swiss banking law and regulations.

        None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Credit Suisse Group's and Credit Suisse's ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2006	2005	2004	2003		2002
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group(2)	1.24	1.17	1.32	1.26		0.94
Credit Suisse(3)	1.21	1.13	1.27	1.24	(4)	0.89	(4)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of rentals, reflecting a two-thirds portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 1,346 million for the year ended December 31, 2002.

(3)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 2,306 million for the year ended December 31, 2002.

(4)
Based on the combined statements of income of Credit Suisse, which represent the combined statements of income of the former Credit Suisse First Boston and Credit Suisse, which were merged in May 2005, with Credit Suisse First Boston as the surviving entity (the name of which was changed to Credit Suisse).

CREDIT SUISSE GROUP

        Credit Suisse Group is a global financial services company domiciled in Switzerland. Its activities are operated and managed in three reporting segments: Investment Banking, Private Banking and Asset Management.

        Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange, Inc. Credit Suisse Group's registered head office is located at Paradeplatz 8, P.O. Box 1, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-212-1616.

        Credit Suisse Group, Guernsey branch, was established in 1986 and is a vehicle for various funding activities of Credit Suisse Group. The Guernsey branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

        Credit Suisse Group may act through its Guernsey branch in connection with the debt securities and the subordinated debt securities issued in connection with certain capital securities as described in this prospectus and the applicable prospectus supplement.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the debt securities, warrants and guarantees as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

CREDIT SUISSE (USA)

        Credit Suisse (USA) is a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)'s principal executive office is in New York. Credit Suisse (USA)'s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group's principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, Credit Suisse (USA) changed its name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

        The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

THE FINANCE SUBSIDIARIES

        Credit Suisse Group Finance (Delaware) LLC I is a Delaware limited liability company. Credit Suisse Group Finance (Guernsey) Limited is a Guernsey limited company. The finance subsidiaries exist for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group. In the event that a finance subsidiary issues any debt securities covered by this prospectus, Credit Suisse Group will guarantee such debt securities on a full and unconditional basis.

        The principal executive offices of the Delaware and Guernsey finance subsidiaries are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

THE TRUSTS

        Each of Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III is a Delaware statutory trust. Our Delaware companies are grantors of the trusts. The trusts exist, in the event of certain offerings of capital securities of Credit Suisse Group, to issue trust preferred securities representing a beneficial interest in the relevant trust, together with rights under a subordinated guarantee of Credit Suisse Group, corresponding company preferred securities and/or subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The trusts may pass the dividends or other payments they receive on company preferred securities or interest or other payments they receive on the subordinated debt securities, as the case may be, through to holders as distributions on trust preferred securities. The trusts cannot engage in other activities (other than those incidental to the foregoing activities). Company preferred securities or subordinated debt securities, if any, and rights under the subordinated guarantee will be the only assets of the trusts. Credit Suisse Group will pay all expenses and liabilities of the trusts.

        Each trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities or subordinated debt securities, if any, and rights under a subordinated guarantee for U.S. federal income tax purposes.

        The principal executive offices of each trust are located at c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (Third Floor), Newark, Delaware 19713. Their telephone number is (302) 552-6279.

THE COMPANIES

        Each of Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II and Credit Suisse Group Capital (Delaware) LLC III is a Delaware limited liability company, and each of Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited is a Guernsey limited company. The companies are wholly owned by Credit Suisse Group. The companies may, in the event of certain offerings of capital securities of Credit Suisse Group, acquire and hold subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments, and will issue company common securities and company preferred securities. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under a subordinated guarantee of Credit Suisse Group. Credit Suisse Group or one of its branches or subsidiaries will purchase all the company common securities, which represent 100% of the voting rights in the relevant company. Each company may apply the cash generated by the subordinated debt securities or other eligible investments, if any, to pay dividends to the applicable trust, as the initial holder of the company preferred securities, or directly to investors, and to Credit Suisse Group, as the holder of the company common securities.

        The principal executive offices of each company are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches, or the finance subsidiaries pursuant to this prospectus (each referred to herein as a "relevant issuer"). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds, guarantees and other evidences of indebtedness, including capital securities (in case of Credit Suisse only), that the relevant issuer issues and Credit Suisse Group fully and unconditionally guarantees (as described below under "—Credit Suisse Group Guarantees") and, in each case, the trustee authenticates and delivers under the applicable indenture.

        Credit Suisse Group may issue senior debt securities or subordinated debt securities, directly or through one of its branches or finance subsidiaries. Credit Suisse may issue senior debt securities, subordinated debt securities or capital securities, directly or through one of its branches. Any convertible debt securities issued by Credit Suisse will not be convertible into shares of Credit Suisse Group or Credit Suisse. Senior debt securities, subordinated debt securities and capital securities, other than any subordinated debt securities or subordinated guarantees issued in connection with capital securities of Credit Suisse Group, will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (in the case of Credit Suisse Group) or the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York, as trustee (in the case of Credit Suisse). The senior indentures and the subordinated indentures have been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The finance subsidiaries may issue either senior guaranteed debt securities or subordinated guaranteed debt securities. Senior guaranteed debt securities and subordinated guaranteed debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture among the relevant finance subsidiary, The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor. The senior indenture and the subordinated indenture of each of the finance subsidiaries have been qualified under the Trust Indenture Act.

        In the following discussion, we sometimes refer to these indentures collectively as the "indentures."

        This prospectus briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities and guarantees. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group's and Credit Suisse's subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer or the guarantor (if any).

Issuances in Series

        The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer or the finance subsidiaries.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

  •
  whether the debt securities are issued by Credit Suisse Group or Credit Suisse, or by a finance subsidiary and guaranteed by Credit Suisse Group;

  •
  whether the debt securities are senior or subordinated and whether they are capital securities;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

  •
  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  •
  the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to;

  •
  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

  •
  if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

  •
  if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

  •
  the interest payment dates;

  •
  whether any sinking fund is required;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

  •
  the terms on which holders of the debt securities may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

        The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. In the event that the maturity date of any series of debt securities or any date fixed for redemption or repayment of any series of debt securities is not a business day, principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. The relevant issuer or the guarantor (if any) will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts." Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

  •
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

  •
  the interest rate basis or bases;

  •
  initial interest rate;

  •
  interest reset dates;

  •
  interest reset period;

  •
  interest payment dates;

  •
  index maturity, if any;

  •
  maximum interest rate and minimum interest rate, if any;

  •
  the spread and/or spread multiplier, if any; and

  •
  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

    •
    multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

  •
  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

  •
  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

        If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

  •
  minus the rate determined by reference to the interest rate basis or bases;

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

  •
  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

  •
  the CD rate;

  •
  the Commercial Paper rate;

  •
  the Federal Funds rate/Federal Funds open rate;

  •
  LIBOR;

  •
  the Prime rate;

  •
  the Treasury rate; or

  •
  any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

  •
  daily, each business day;

  •
  weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

  •
  monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

  •
  quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

  •
  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

  •
  annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

  •
  with respect to LIBOR notes, "business day" will also require a London business day;

  •
  with respect to any series of debt securities denominated in euros, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

  •
  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

  •
  "London business day" means a day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

  •
  quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

  •
  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

  •
  annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment (except to the extent otherwise provided in the applicable prospectus supplement) except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

        Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the "calculation date," where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") under the heading "CDs (secondary market)," or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable prospectus supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http://www.federalreserve.gov/releases/H15/ update" ("H15 daily update") or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA." or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 — (D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any page which may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)." If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 5 (or any page which may replace such page). In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page or the FFPREBON Index page on Bloomberg, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan." If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent (after consultation with us) from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent (after consultation with us) to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction," of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent (after consultation with us) for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D × N × 100 360 — (D X M)

        where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable prospectus supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable prospectus supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable prospectus supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks."

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

        If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks."

Renewable Notes

        The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

        The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Taxation—United States Taxation."

Redemption at the Option of the Relevant Issuer

        Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes."

        Foreign currency denominated debt securities may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

Repayment at the Option of the Holders; Repurchase

        Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes." Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System."

        Foreign currency denominated debt securities may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

        The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will (or the guarantor would, if required to pay under the guarantee) become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer (or the guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series (or the guarantee thereof, as the case may be) then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer or the guarantor (as applicable) will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer (or the guarantor, as the case may be) has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable prospectus supplement, the relevant issuer (or the guarantor, as the case may be) will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading "Taxation—United States Taxation") as may be necessary so that every net payment on such series of debt securities (including amounts paid by the guarantor), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

  Switzerland

        If the relevant issuer is a company or finance subsidiary other than Credit Suisse Group or Credit Suisse or if the guarantor is Credit Suisse Group and the net proceeds from the issue of the debt securities are used outside Switzerland, all payments of principal and interest in respect of the debt securities (including amounts paid by the guarantor) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer (or the guarantor, as the case may be) shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer or the guarantor to any such holder for or on account of:

(i)
any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

(ii)
any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)
any such taxes, duties, assessments or other governmental charges where such withholding or deduction (i) is required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income (the "EU Savings Tax Directive") or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such EU Savings Tax Directive, or (ii) is required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement; or

(iv)
any combination of two or more items (i) through (iii) above.

        "Relevant Date" as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

  United States

        If the relevant issuer is a U.S. entity, it will not be required to make any such payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

  •
  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

  •
  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer's stock or that is a controlled foreign corporation related to the relevant issuer through stock ownership; or

  •
  as discussed in "Taxation—European Union Directive on Taxation of Certain Interest Payments," any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such directive;

        nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

  Guernsey

        If the relevant issuer is a Guernsey entity, no such additional amounts will be payable:

  •
  to the extent the withholding or deduction is imposed or levied because the holder of the debt security has some connection with the relevant jurisdiction other than merely being a holder of the debt security;

  •
  to the extent the withholding or deduction is imposed or levied because the holder (or beneficial owner) of the debt security has not made a declaration of non-residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim;

  •
  more than 30 days after the date on which the related payments on the debt security becomes due, except to the extent that the holder of the debt security would have been entitled to such additional amounts on the thirtieth such day;

  •
  to the extent of any such taxes, duties, assessments or other governmental charges where such withholding or deduction is required to be made pursuant to agreements between Guernsey and the EU Member States dated November 19, 2004 (the "Guernsey Savings Tax Agreement") providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such Guernsey Savings Tax Agreement; or

  •
  to a holder who would have been able to avoid such withholding or deduction by receiving such payment through another paying agent in a member state of the European Union.

Credit Suisse Group Guarantees

        Debt securities issued by a finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group or a branch of Credit Suisse Group. If, for any reason, the relevant finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to or to the order of the trustee. Such guarantees by Credit Suisse Group will be on a senior basis, to the extent they guarantee senior debt securities of the relevant finance subsidiary, and on a subordinated basis, to the extent they guarantee subordinated debt securities of the relevant finance subsidiary. The extent of subordination will be as set forth under "—Subordination" below or in the applicable prospectus supplement. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Credit Suisse Group without taking any action whatsoever against the relevant finance subsidiary.

Payment and Transfer

        The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under "—Book-Entry System" below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

        Unless other procedures are described in a prospectus supplement, and except as described under "—Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither the relevant issuer nor the trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if any) and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, the relevant issuer will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

  •
  As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

  •
  the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

  •
  the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of that series represented by global certificates; or

  •
  in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to those debt securities and has not been cured or waived.

        If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer's paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York, the trustee under the indentures. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant

European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Subordination

        The discussion of subordination in this section applies only to the subordinated debt securities of Credit Suisse Group and Credit Suisse and the subordinated debt securities of the finance companies and related subordinated guarantee of Credit Suisse Group. If Credit Suisse issues capital securities, the subordination provisions may vary from those described below as set forth in the applicable prospectus supplement.

        When the term "senior indebtedness" is used in the context of the subordinated debt securities or the subordinated guarantee (if any), it means, with respect to an issuer or the guarantor (if any):

  •
  any money such entity has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture;

  •
  any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on such entity's behalf; and

  •
  indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

        Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or the subordinated guarantee, as applicable, or any money owed to an entity's subsidiaries.

        The subordinated indentures provide that the relevant issuer or the guarantor (if any) cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities or the subordinated guarantee (if any);

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

  •
  such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If the relevant issuer or the guarantor (if any) is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities or subordinated guarantees (if any) receive any of such entity's assets. As a result, holders of subordinated debt securities or subordinated guarantees (if any) may receive a smaller proportion of such entity's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent the relevant issuer or the guarantor (if any) from making any payment when due on the subordinated debt securities or the subordinated guarantee (if any), the relevant issuer will be in default on its obligations under the subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities or subordinated guarantees (if any) can take action against the relevant issuer or the guarantor (if any), but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer, the guarantor (if any) or any holder of subordinated debt securities or subordinated guarantees (if any).

Consolidation, Merger or Sale

        The relevant issuer and the guarantor (if any) will agree in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person (other than in the case of the issuer into the guarantor and in the case of the guarantor into the issuer), unless:

  •
  it is the continuing person; or

  •
  the successor expressly assumes by supplemental indenture its obligations under such indenture.

        In either case, the relevant issuer or the guarantor, as applicable, will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer or the guarantor is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

        When Credit Suisse is the issuer of debt securities, Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

        In general, rights and obligations of the relevant issuer, the guarantor (if any) and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to the amendment provisions of the applicable indenture.

        However, other than in the circumstances mentioned above, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder, including if the guarantor assumes the obligations of the relevant issuer in connection with a guaranteed debt security.

        In particular, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

        The relevant issuer or the guarantor (if any) may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

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  a default in payment of the principal or any premium on any debt security of that series when due;

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  a default in payment of interest when due on any debt security of that series for 30 days;

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  a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

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  certain events of bankruptcy, insolvency or reorganization of the relevant issuer or the guarantor (if any).

        Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

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  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        If the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer or guarantor (if any), it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the indentures. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer's option:

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  the relevant issuer and the guarantor (if any) will be discharged from their respective obligations with respect to the debt securities of such series; or

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  the relevant issuer and the guarantor (if any) will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant issuer must deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer and the guarantor (if any) are discharged from their respective obligations with respect to the debt securities.

Information Concerning the Trustee

        The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group) will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

        The debt securities, the related guarantees (if any) and the indentures will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to foreign currency denominated debt securities.

Payment Currency

        Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for foreign currency denominated debt securities in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency denominated debt security to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency denominated debt security. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency denominated debt security. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable prospectus supplement or unless the holder of a foreign currency denominated debt security elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a foreign currency denominated debt security will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable prospectus supplement, a holder of a foreign currency denominated debt security may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency denominated debt securities to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer's election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the trustee and by the trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the debt securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency denominated debt security is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS

        This prospectus and any applicable prospectus supplement do not describe all of the possible risks of an investment in debt securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in foreign currency denominated debt securities if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

        A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency denominated debt security or currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Payment Currency." You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

        Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indentures and the debt securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated debt security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

DESCRIPTION OF WARRANTS

General

        Credit Suisse Group and Credit Suisse, directly or through any branch, may issue warrants, including warrants or warrants in the form of subscription rights to purchase equity or debt securities, as well as other types of warrants. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

        We will describe the terms of any warrants or warrants in the form of subscription rights to purchase equity securities that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, may include shares or American depositary shares of Credit Suisse Group;

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  the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

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  if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

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  anti-dilution provisions, if any;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants to Purchase Debt Securities

        We will describe in a prospectus supplement the terms of any warrants or warrants in the form of subscription rights that we are authorized to issue for the purchase of our debt securities, the guaranteed debt securities of a finance subsidiary or the debt securities of third-party issuers. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe the terms of any such warrants that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

DESCRIPTION OF SHARES

        The following summary describes the material terms of Credit Suisse Group's shares. A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006, filed with the SEC on March 26, 2007, which you may obtain as described under "Where You Can Find More Information." We will only issue shares, which may be in the form of American depositary shares, under this prospectus and the applicable prospectus supplement in connection with the conversion or exchange of debt securities, guaranteed debt securities or capital securities of Credit Suisse Group convertible into or exchangeable for our shares or the exercise of warrants on our shares.

        As of December 31, 2006, we had fully paid and issued share capital of CHF 607,431,007, consisting of 1,214,862,013 registered shares (inclusive of 152,394,952 treasury shares) with a par value of CHF 0.50 each. As of the same date, we had additional authorized share capital in the amount of CHF 22,740,000, consisting of 45,480,000 registered shares with a par value of CHF 0.50 each. Our shareholders have authorized the Board of Directors to issue such shares to finance acquisitions.

        In addition, as of December 31, 2006, we had conditional share capital in the amount of CHF 76,899,938, consisting of 153,799,874 registered shares with a par value of CHF 0.50 each. Conditional share capital is reserved for issuance of fully paid shares to holders of convertible instruments such as options, convertible bonds or warrants in the event that such holders exercise their right to obtain shares. Our conditional share capital includes 103,799,874 shares reserved for share-based compensation plans. We are also able to satisfy our obligations under the share-based compensation plans through share repurchases. We have a further 50,000,000 conditional shares reserved for the exercise of warrants or convertible bonds outstanding or still to be issued by us.

        Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of the Articles of Association and new registration of the total share capital in the Commercial Register. Our Articles of Association were last revised on January 30, 2007. Credit Suisse Group's Articles of Association are included as an exhibit to its registration statement on Form 20-F for the year ended December 31, 2006, which is incorporated by reference into this prospectus and registration statement.

        The Board of Directors of Credit Suisse Group has proposed a par value reduction of CHF 0.46 per registered share for approval at the Annual General Meeting of Credit Suisse Group on May 4, 2007.

        Our registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange.

Shareholder Rights

        Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

        There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

        Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

        Our Articles of Association provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

        The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the transferor, the bank or depositary institution. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders' meetings.

        A purchaser of shares will be recorded in the share register with voting rights upon disclosure of its name, citizenship and address, and upon confirmation that it acquired the shares in its own name for its own account. Any person not expressly stating in its application for registration that the relevant shares have been acquired for its own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account it is holding 0.5% or more of the outstanding share capital.

        Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

        Generally under Swiss law, any share issue, whether for cash or non-cash consideration or no consideration, is subject to the prior approval of the shareholders. Shareholders of a Swiss corporation have certain pre-emptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders' meeting with a supermajority may, however, limit or suspend pre-emptive rights in certain limited circumstances.

Liquidation

        Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders' resolution, which must be passed by (1) a supermajority of at least three-quarters of the votes cast at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP

        As more fully described below or set forth in the applicable prospectus supplement, Credit Suisse Group may sell capital securities of one or multiple series through trusts, companies or similar entities. If any such capital securities are issued, they will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group or any branch of Credit Suisse Group. If any such capital securities are issued, the relevant issuer may invest the net proceeds thereof in the securities of another issuer, in our subordinated debt securities or in other eligible investments. Any such capital securities may afford the holders thereof beneficial interests in the underlying assets of the relevant issuer or may entitle the holders only to the benefits of a subordinated guarantee of Credit Suisse Group, all as more fully described in the applicable prospectus supplement.

        Set forth below is a description of the trust preferred securities, company preferred securities and related instruments we may issue in connection with an issuance of capital securities. Issuances of capital securities in the future may or may not conform to the descriptions below, and such descriptions may be modified or superseded by the terms of any particular series of capital securities set forth in the relevant prospectus supplement.

Description of Trust Preferred Securities

        This prospectus describes the general terms and provisions of the trust preferred securities that the trusts may issue. When a trust offers to sell its trust preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

        Each trust may issue, from time to time, in one or more series, trust preferred securities under the relevant amended and restated trust agreement, or trust agreement. The trust agreements do not limit the aggregate amount of trust preferred securities that may be issued or the aggregate amount of any particular series. Each of the trust agreements will be qualified as an indenture under the Trust Indenture Act. The trusts may issue trust preferred securities and other securities at any time without your consent and without notifying you.

        Each of the trust agreements will authorize the trustee of the relevant trusts, on behalf of the relevant trust, to issue the trust preferred securities. These securities will be certificates of beneficial interests in the assets of the relevant trust, or a series of trust preferred securities issued thereunder, the terms of which are set forth in the relevant trust agreement. The form of a trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of any authorized series of trust preferred securities, including:

  •
  the specific designation of the trust preferred securities;

  •
  the number or liquidation amount of trust preferred securities;

  •
  the distribution rate or rates, or method of calculation, the date or dates on which the trust will pay distributions and the record date for any distributions;

  •
  the amount or amounts that the trust will pay out of its assets to the holders of the trust preferred securities upon the trust's liquidation;

  •
  the obligation or option, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation or option;

  •
  the voting rights, if any, of the trust preferred securities, including any vote required to amend the relevant trust agreement;

  •
  the criteria for determining whether and to what extent the trust will be required to pay distributions on the trust preferred securities or will be prohibited from paying distributions on the trust preferred securities;

  •
  terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the trust preferred securities;

  •
  the right, if any, of the trust to change the distribution preference of the trust preferred securities; and

  •
  any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the relevant trust agreement or applicable law.

        The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities may be used by the relevant trust to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities or subordinated debt securities, if any, and the rights under the subordinated guarantee of Credit Suisse Group will be held by the trust for the benefit of the holders of the trust preferred securities.

        Each trust preferred security may represent a corresponding amount of the company preferred securities or subordinated debt securities and will entitle the holder thereof to rights under the subordinated guarantee. Except as provided in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The relevant trust may pass through the dividends it receives on the company preferred securities or the interest it receives on the subordinated debt securities as distributions on the trust preferred securities. It may also pass through any redemption payment it receives on the company preferred securities or subordinated debt securities to redeem a corresponding amount of the trust preferred securities as well as any liquidation payment it receives on the company preferred securities upon liquidation of the relevant company.

        Each of the trusts (and any series of trust preferred securities issued thereunder) is a legally separate entity and the assets of one trust or series will not be available to satisfy the obligations of any of the other trusts or series.

        Holders of the trust preferred securities will have the benefit of Credit Suisse Group's subordinated guarantee of the dividend, redemption and liquidation payment obligations under the company preferred securities as set forth in the applicable prospectus supplement and in this prospectus under "—Description of Subordinated Guarantees in Connection with Capital Securities."

        Any capital raised by the offering of trust preferred securities is intended to qualify as Tier 1 capital for Credit Suisse Group, calculated on a consolidated basis, in accordance with Swiss banking law and under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

  Information Concerning the Trustee

        The Bank of New York (Delaware) (as successor to Chase Bank USA, National Association) will be the trustee of each of the trusts. The trustee is required to perform only those duties that are specifically set forth in the relevant trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs.

        Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the relevant trust agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York, an affiliate of The Bank of New York (Delaware), has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

  Governing Law

        The trust preferred securities and the trust agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Company Preferred Securities

        This prospectus describes the general terms and provisions of the company preferred securities that the companies may issue. When a company issues company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

        Each company may issue, from time to time, in one or more series, company preferred securities under an amended and restated LLC agreement, or the LLC agreement, in the case of the Delaware companies, or under a Memorandum and Articles of Association, in the case of the Guernsey companies. The companies may issue company preferred securities and other securities at any time without your consent and without notifying you.

        The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will authorize a company to issue company preferred securities, which will be held initially by a trust or sold directly to investors, and to issue company common securities to Credit Suisse Group or one of its branches or subsidiaries. A form of each of the LLC agreement and Memorandum and Articles of Association will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the LLC agreement or Memorandum and Articles of Association, as applicable, for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of any authorized series of company preferred securities, including:

  •
  the specific designation of the company preferred securities;

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  the number or liquidation preference of company preferred securities;

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  the dividend rate or rates, or method of its calculation, the date or dates on which the company will pay dividends and the record date for any dividends;

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  the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company's liquidation;

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  the obligation or option, if any, of the company to purchase or redeem the company preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation or option;

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  the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the relevant LLC agreement or Memorandum and Articles of Association, as applicable;

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  the criteria for determining whether and to what extent the company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities;

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  terms for any optional or mandatory conversion or exchange of company preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the company preferred securities;

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  whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes;

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  the right, if any, of the company to change the dividend preference of the company preferred securities; and

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  any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the relevant LLC agreement, Memorandum and Articles of Association or applicable law.

        The prospectus supplement relating to the particular company preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        In the event of an offering of company preferred securities, the proceeds from the sale of the company preferred securities to the trust or directly to investors and the company common securities to Credit Suisse Group or one of its branches or subsidiaries may be used by the relevant company to purchase subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under the subordinated guarantee of Credit Suisse Group as described below.

        Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative. As will be more fully described in the applicable prospectus supplement, each of the companies' obligations to pay dividends will be subject to provisions that generally require the relevant company to pay full or proportional dividends on the company preferred securities when Credit Suisse Group pays dividends on its shares or on other securities of Credit Suisse Group that rank equally with or junior to the subordinated guarantee of the company preferred securities. The company preferred securities will provide the trust as the initial holder thereof (and accordingly the holders of the trust preferred securities) or any other holder of company preferred securities with rights to dividends and redemption and liquidation payments that are similar to those of the most senior ranking non-cumulative non-voting perpetual preferred equity securities that could be issued directly by Credit Suisse Group that have financial terms substantially similar to those of the company preferred securities.

        Credit Suisse Group will guarantee the obligations under the company preferred securities that the relevant company offers as set forth in the applicable prospectus supplement and in this prospectus under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group." The terms of the company common securities issued to Credit Suisse Group will be set forth in the relevant LLC agreement or Memorandum and Articles of Association, as applicable, and described in the applicable prospectus supplement.

Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group

        Set forth below is a summary of information concerning the guarantees that Credit Suisse Group will execute and deliver concurrently with any issuance of capital securities of Credit Suisse Group. Each of the guarantees will be qualified as an indenture under the Trust Indenture Act. The guarantees are for the benefit of the holders from time to time of the capital securities of any series issued by the relevant trust or the relevant company. The terms of the subordinated guarantees will include both those stated in the subordinated guarantee agreements and those made part of the subordinated guarantee agreements by the Trust Indenture Act. Forms of the subordinated guarantee agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The subordinated guarantee agreements may be amended or supplemented in connection with the issuance of any series of capital securities, and such amendment or supplement will be filed on a Form 6-K and incorporated by reference in the registration statement of which this prospectus forms a part. You should read the relevant subordinated guarantee agreement and any such amendment or supplement for provisions that may be important to you.

  Guaranteed Obligations

        Under the subordinated guarantees, Credit Suisse Group will fully and unconditionally guarantee, on a subordinated basis, the payment by the relevant trust or the relevant company, as applicable, of the following, without duplication, with respect to capital securities of any series:

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  any distributions due and payable on the trust preferred securities, or dividends due and payable on the company preferred securities;

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  the redemption price payable with respect to any capital securities called for redemption by the relevant issuer;

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  the liquidating distribution on each capital security payable upon liquidation of the relevant issuer; and

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  any additional amounts payable by the relevant issuer,

in each case, to the extent provided in the applicable prospectus supplement.

        Subject to the subordination provisions described below, Credit Suisse Group will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Credit Suisse Group may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Credit Suisse Group's obligations under the relevant subordinated guarantee will be several and independent of the obligations of the relevant issuer with respect to the capital securities.

  Subordination

        The subordinated guarantees will be general and unsecured obligations of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

  •
  subordinate and junior to all liabilities (including those in respect of bonds, notes, debentures and guarantees of Credit Suisse Group, including the other senior and subordinated debt securities and guarantees in respect thereof of Credit Suisse Group issued under this prospectus) that do not expressly rank equally with the obligations of Credit Suisse Group under the subordinated guarantees; and

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  senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

        The foregoing liabilities that rank senior to the subordinated guarantees are collectively called "senior liabilities."

        The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Credit Suisse Group may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantees.

  Additional Amounts

        If Credit Suisse Group is required to withhold or deduct any portion of a payment under the relevant subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of capital securities to be the same as the holders would have received in the absence of the withholding or deduction.

  Other Provisions

        The guarantee trustee, on behalf of the holders of capital securities, will have the right to enforce the relevant subordinated guarantee directly against Credit Suisse Group if Credit Suisse Group defaults under such subordinated guarantee. Each of the subordinated guarantee agreements will provide that, to the fullest extent permitted by law, without the need for any action on the part of the guarantee trustee or any other holder of capital securities, each holder of capital securities will be entitled to enforce its rights directly under the relevant subordinated guarantee with respect to Credit Suisse Group's payment obligations thereunder.

  Covenants

        Credit Suisse Group may be subject to additional covenants, including restrictive covenants. Such additional covenants in respect of the subordinated guarantees will be set forth in the applicable prospectus supplement.

  No Assignment

        Credit Suisse Group may not assign its obligations under the subordinated guarantees, except (i) in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Credit Suisse Group is not the surviving entity or (ii) to one of its branches.

  Termination

        The subordinated guarantees will terminate on the earlier of:

  •
  the payment of the redemption price for all capital securities or purchase and cancellation of all capital securities of the relevant series; and

  •
  the full payment of the liquidating distribution on all capital securities of the relevant series.

        However, the subordinated guarantees will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the capital securities or the subordinated guarantees.

  Amendments

        Any changes to the subordinated guarantees that affect the amount and timing of the payments under the subordinated guarantees or reduce the amount of capital securities whose holders must consent to an amendment must be approved by each holder of capital securities of each affected series. Any other provision of the subordinated guarantees, including ranking, may be modified only with the prior approval of the holders of not less than a majority (based on the aggregate liquidation preference) of the outstanding capital securities of each affected series (voting as a class).

        Notwithstanding the foregoing, without the consent of any holder of capital securities of any series, Credit Suisse Group may amend or supplement the subordinated guarantee agreements:

  •
  to evidence the succession of another entity to Credit Suisse Group and the assumption by any such successor of any covenants of Credit Suisse Group in the subordinated guarantee agreements;

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  to add to the covenants, restrictions or obligations of Credit Suisse Group for the benefit of the holders of capital securities of such series, or to surrender any right or power conferred upon Credit Suisse Group under the subordinated guarantee agreements;

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  to correct or supplement any provision in the subordinated guarantee agreements that may be defective or inconsistent with any other provision therein;

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  to modify, eliminate and add to any provision in the subordinated guarantee agreements to such extent as may be necessary or desirable, so long as any such action shall not materially adversely affect the interests of the holders of capital securities of such series;

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  to modify or supplement the subordinated guarantee agreement to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not cause any other provision of the relevant trust agreement, LLC agreement or Memorandum and Articles of Association, as applicable, to become invalid and does not materially adversely affect the interests of the holders of the capital securities of such series in any other manner;

  •
  to cure any ambiguity or correct any mistake; or

  •
  in connection with the creation of any series of capital securities and the establishment of the particular terms thereof.

  Information Concerning the Guarantee Trustee

        The Bank of New York, as successor to JPMorgan Chase Bank, N.A., will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the relevant subordinated guarantee, except when a default has occurred and is continuing with respect to the relevant subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the relevant subordinated guarantee at the request of any holder of capital securities unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

  Governing Law

        The subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group

        In connection with an offering of capital securities of Credit Suisse Group, Credit Suisse Group or one of its branches or subsidiaries may issue subordinated debt securities to the relevant company or the relevant trust. In such case, Credit Suisse Group or such branch or subsidiary will issue the subordinated debt securities to the relevant company or the relevant trust at the same time that the capital securities are issued. This prospectus briefly outlines certain general terms and provisions of the subordinated debt securities we may issue. You should read the applicable prospectus supplement for additional terms relating to the subordinated debt securities. The specific terms of a subordinated debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. Holders of capital securities may or may not have any beneficial interests in debt securities issued in connection with their capital securities but will have rights under the relevant subordinated guarantee of Credit Suisse Group as described under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group." The following description assumes that debt securities will be issued in connection with an issuance of capital securities and that holders will have beneficial interests or other rights with respect to such debt securities. If they do not, some or all of the terms described below may be included in the relevant subordinated guarantee of Credit Suisse Group.

        Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be perpetual obligations of Credit Suisse Group or one of its branches or subsidiaries and will have the aggregate principal amount set forth in the applicable prospectus supplement. Interest on the subordinated debt securities will be payable on the interest payment dates and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.

        Interest due on an interest payment date may be deferrable at the option of Credit Suisse Group or such branch or subsidiary as specified in the applicable prospectus supplement.

  Redemption

        The subordinated debt securities may be redeemable with the consent of the Swiss Federal Banking Commission and at the option of Credit Suisse Group or its branch or subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events specified in the applicable prospectus supplement.

  Additional Amounts

        The applicable prospectus supplement will specify any additional amounts payable if Credit Suisse Group or its branch or subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated debt securities.

  Subordination

        If issued by Credit Suisse Group or one of its branches, the subordinated debt securities will be a general and unsecured obligation of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

  •
  subordinate and junior to Credit Suisse Group's senior liabilities, as defined under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group—Subordination" and other subordinated debt securities issued under this prospectus, and

  •
  senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

        The debt securities of any subsidiary of Credit Suisse Group designated as subordinated will be subordinated obligations of such subsidiary and may be guaranteed on a subordinated basis by Credit Suisse Group.

        Payments under the subordinated debt securities will be conditional upon Credit Suisse Group's or Credit Suisse's not being in default in the payment of Credit Suisse Group's or Credit Suisse's senior liabilities. The applicable prospectus supplement will set forth any other conditions, including the solvency of Credit Suisse Group or Credit Suisse, to which some or all of the payments under the subordinated debt securities may also be subject.

  Enforcement of the Subordinated Debt Securities

        Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the relevant trust or company may be given or taken by the trustee or at the discretion of the management of the company, as applicable, as described in the applicable prospectus supplement.

  Transfer of the Subordinated Debt Securities

        The subordinated debt securities will be represented by a single definitive note registered in the name of the relevant company or trust. The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the relevant issuer may sell the subordinated debt securities only upon the approval of the management of the company as described in the applicable prospectus supplement and/or by the affirmative vote of the holders of a majority (based on the aggregate liquidation preference) of the relevant capital securities and other securities ranking equally with the capital securities (if any), voting together as a single class.

        Except as set forth in the applicable prospectus supplement, the subordinated debt securities will provide that they may be sold in whole and not in part and may not be divided into denominations of less than $2,000.

  Events of Default

        Except as set forth in the applicable prospectus supplement, the subordinated debt securities will not provide for acceleration if Credit Suisse Group or its branch or subsidiary fails to make a payment when due. If Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of interest on the subordinated debt securities, the relevant issuer will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated debt securities that was deferred to the extent permitted as specified in the applicable prospectus supplement. A "default" under the subordinated debt securities will occur if Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of principal or interest.

  Modification and Amendment of the Subordinated Debt Securities

        The subordinated debt securities may be modified or amended only by the written agreement of Credit Suisse Group or its branch or subsidiary, on the one hand, and the relevant trust or company, on the other. However, the relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the company may not agree to any such modification or amendment for so long as any capital securities of the relevant series or other securities ranking equally with such capital securities (if any) are outstanding unless holders of a majority (based on the aggregate liquidation preference) of such capital securities and other securities ranking equally with such capital securities (if any), voting as a class, consent to such modification or amendment, except if the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of the relevant company, or as otherwise set forth in the applicable prospectus supplement.

  Governing Law

        The subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

        The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under "—Description of Indentures," below:

$1,383,000 5.625% Notes due February 15, 2016

$150,000,000 6.90% Medium Term Notes due October 1, 2007

$100,000,000 Floating Rate Notes due October 29, 2007

$150,000,000 6 1/2% Senior Notes Due April 1, 2008

$500,000,000 6 1/2% Senior Notes Due June 1, 2008

$10,000,000 7.4200% Medium Term Notes due September 15, 2008

$3,000,000,000 6 1/88% Notes due November 15, 2011

$2,000,000,000 6 1/2% Notes due January 15, 2012

$1,750,000,000 5 3/4% Notes due April 15, 2007

$750,000,000 6 1/2% Notes due January 15, 2012

$1,000,000,000 7 1/88% Notes due July 15, 2032

$1,400,000,000 4 5/8% Notes due January 15, 2008

$30,000,000 Floating Rate Notes due January 14, 2008

$20,000,000 Floating Rate Notes due January 17, 2008

$1,000,000,000 5 1/2% Notes due August 15, 2013

$300,000,000 6 1/8% Notes due November 15, 2011

$15,500,000 Five-Year Contingent Protection Securities due September 30, 2008 Linked to the S&P 500® Index

$1,000,000,000 3 7/8% Notes due January 15, 2009

$10,000,000 Five-Year Contingent Protection Securities due November 26, 2008 Linked to the S&P 500® Index

$1,000,000,000 5 1/8% Notes due January 15, 2014

$640,000,000 Floating Rate Notes due April 5, 2007

$1,350,000,000 4.70% Notes due June 1, 2009

$1,000,000,000 4 1/8% Notes due January 15, 2010

$500,000,000 Floating Rate Notes due January 15, 2010

$2,000,000,000 4 7/8% Notes due January 15, 2015

$900,000,000 Floating Rate Notes Due June 2, 2008

$115,000,000 Floating Rate Notes Due June 2, 2008

$200,000,000 Floating Rate Notes Due June 2, 2008

$800,000,000 Floating Rate Notes due June 3, 2008

$250,000,000 Floating Rate Notes Due June 2, 2008

$2,805,000 ProNotes due March 31, 2009 Linked to the Value of a Global Basket of Indices

$7,969,000 ProNotes due January 30, 2009 Linked to the Value of a Global Basket of Indices

$7,242,000 Buffered Accelerated Return Equity Securities (BARES) due January 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$1,250,000,000 Floating Rate Notes due August 15, 2010

$1,000,000,000 4 7/8% Notes due August 15, 2010

$1,750,000,000 5 1/8% Notes due August 15, 2015

$1,850,000 Buffered Accelerated Return Equity Securities (BARES) due September 30, 2008 Linked to the Value of the GSCI Excess Return Index (GSCI®-ER)

$2,250,000 ProNotes due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$5,100,000 Buffered Accelerated Return Equity Securities (BARES) due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$3,000,000 Buffered Accelerated Return Equity Securities (BARES) due October 30, 2009 Linked to the Value of the PHLX Housing SectorSM Index

$2,000,000 ProNotes due October 30, 2009 Linked to the Value of the Nikkei 225 Index (NKY)

$153,252,000 5.50% Shared Appreciation Income Linked Securities (SAILS) due November 15, 2008 Mandatorily Exchangeable for Shares of Common Stock of Equinix, Inc.

$1,500,000,000 Floating Rate Notes due December 9, 2008

$550,000,000 Floating Rate Notes due December 9, 2008

$19,245,000 ProNotes due December 22, 2008 Linked to the Value of a Basket of Commodities

$3,100,000 ProNotes due August 17, 2009 Linked to the Value of a Basket of Commodities and Exchange Rates

$14,258,000 ProNotes due August 31, 2010 Linked to the Value of a Global Basket of Equity Indices

$750,000,000 5 1/4% Notes due March 2, 2011

$1,250,000,000 Floating Rate Notes due March 2, 2011

$1,000,000,000 5 3/8% Notes due March 2, 2016

$11,113,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2009

$3,090,000 9.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Archer Daniels Midland Company

$335,000 13.10% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Western Digital Corp.

$1,223,000 9.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Diamond Offshore Drilling, Inc.

$855,000 11% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Sherwin-Williams Co.

$4,197,000 12.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Briggs & Stratton Corp.

$582,000 13.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Arch Coal, Inc.

$1,000,000,000 Floating Rate Notes due April 12, 2013

$2,600,000 8.5% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due April 27, 2007

$390,000 9.25% Reverse Convertible Securities Linked to the Common Stock of Countrywide Financial Corp. due April 27, 2007

$258,000 8.25% Reverse Convertible Securities Linked to the Common Stock of Monsanto Co. due April 27, 2007

$255,000 9.50% Reverse Convertible Securities Linked to the Common Stock of OfficeMax, Inc. due April 27, 2007

$272,000 11.30% Reverse Convertible Securities Linked to the Common Stock of F5 Networks, Inc. due April 27, 2007

$230,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Expedia, Inc. due April 27, 2007

$1,950,000 ProNotes Linked to the Value of a Global Basket of Indices due October 30, 2009

$2,772,000 ProNotes Linked to the Value of a Global Basket of Equity Indices due July 28, 2010

$313,000 ProNotes Linked to the Value of the S&P 500 Index due April 29, 2013

$80,596,413.46 8.82% Senior Notes due May 15, 2016

$2,600,000 12.0% Reverse Convertible Securities Linked to the Common Stock of eBay Inc. due May 22, 2007

$225,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Allegheny Technologies, Inc. due May 25, 2007

$1,427,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Openwave Systems, Inc. due May 25, 2007

$542,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Martin Marietta Materials, Inc. due May 25, 2007

$595,000 11.25% Reverse Convertible Securities Linked to the Common Stock of BHP Billiton Ltd due May 25, 2007

$190,000 11.75% Reverse Convertible Securities Linked to the Common Stock of Foundation Coal Holdings, Inc. due May 25, 2007

$167,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Gymboree Corp. due May 25, 2007

$15,567,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due May 26, 2009

$1,794,000 ProNotes Linked to the Value of a Global Basket of Indices due August 31, 2010

$1,050,000,000 Floating Rate Notes Due June 5, 2009

$700,000,000 Floating Rate Notes Due June 5, 2009

$1,000,000,000 Floating Rate Notes Due June 5, 2009

$750,000,000 Floating Rate Notes due June 3, 2008

$252,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Lazard Ltd, due June 29, 2007

$1,049,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Sears Holding Corp. due June 29, 2007

$957,000 12.50% Reverse Convertible Securities Linked to the Common Stock of Suncor Energy, Inc. due June 29, 2007

$3,000,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Corning, Inc. due June 29, 2007

$788,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due June 29, 2007

$321,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Circuit City Stores, Inc. due June 29, 2007

$3,258,000 Currency—Linked Securities Linked to the Value of a Global Currency Basket due July 20, 2007

$22,341,000 ProNotes Linked to the Value of a Basket of Commodities due July 28, 2010

$219,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Tellabs, Inc. due July 31, 2007

$1,324,000 15.75% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due July 31, 2007

$2,776,000 17.75% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due July 31, 2007

$1,784,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Apache Corp. due July 31, 2007

$1,344,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments, Inc. due July 31, 2007

$127,000 12.25% Reverse Convertible Securities Linked to the Common Stock of Swift Transportation Co, Inc. due July 31, 2007

$150,000 9.50% Reverse Convertible Securities Linked to the Common Stock of Texas Industries, Inc. due July 31, 2007

$1,000,000 ProNotes Linked to the Value of the S&P 500 Index due January 29, 2010

$1,000,000 9.70% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due August 9, 2007

$1,250,000,000 Floating Rate Notes Due August 16, 2011

$750,000,000 5.5% Notes Due August 16, 2011

$500,000,000 5.85% Notes Due August 16, 2016

$1,000,000 15.51% Reverse Convertible Securities Linked to the Common Stock of Headwaters Incorporated due August 21, 2007

$1,538,000 8.75% Reverse Convertible Securities Linked to the Common Stock of FedEx Corp. due August 31, 2007

$2,433,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Lowe's Companies, Inc. due August 31, 2007

$413,000 9.75% Reverse Convertible Securities Linked to the Common Stock of J.C. Penney Co., Inc. due August 31, 2007

$326,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Humana Inc. due August 31, 2007

$1,934,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Occidential Petroleum Corp. due August 31, 2007

$647,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due August 31, 2007

$589,000 10.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Tenaris S.A. due August 31, 2007

$1,500,000 19.0% Reverse Convertible Securities Linked to the Common Stock of PetMed Express, Inc. due September 11, 2007

$1,500,000 12.25% 1 Year Non-Call Floating/Fixed Rate Securities due September 28, 2021

$1,491,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoran Copper & Gold, Inc. due March 30, 2007

$1,724,000 16.25% Reverse Convertible Securities Linked to the Common Stock of Oregon Steel Mills, Inc. due March 30, 2007

$1,765,000 16.0% Reverse Convertible Securities Linked to the Common Stock of XM Satellite Radio Holdings, Inc. due March 30, 2007

$382,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Boston Scientific Corp. due September 28, 2007

$914,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Las Vegas Sands Corp. due September 28, 2007

$981,000 12.0% Reverse Convertible Securities Linked to the Common Stock of International Rectifier Corp. due September 28, 2007

$339,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Tempur-Pedic International, Inc. due September 28, 2007

$1,637,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Southwestern Energy Company due September 28, 2007

$12,295,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due September 30, 2009

$6,398,000 ProNotes Linked to the Value of a Global Basket of Indices due June 30, 2010

$3,250,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2010

$967,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due October 26, 2007

$9,202,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due April 30, 2010

$870,000 16.15% Reverse Convertible Securities Linked to the Common Stock of eBay, Inc. due April 30, 2007

$8,107,000 18.75% Reverse Convertible Securities Linked to the Common Stock of Hansen Natural Corp. due April 30, 2007

$870,000 18.25% Reverse Convertible Securities Linked to the Common Stock of Nasdaq Stock Market, Inc. due April 30, 2007

$8,746,000 19.5% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due April 30, 2007

$1,000,000 14.25% Reverse Convertible Securities Linked to the Value of a Basket of Equities due October 31, 2007

$700,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Valero Energy Corporation due October 31, 2007

$1,116,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Eagle Materials, Inc. due October 31, 2007

$3,070,000 12.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Gold Fields Ltd. due October 31, 2007

$277,000 11.15% Reverse Convertible Securities Linked to the Common Stock of Bill Barrett Corp. due October 31, 2007

$4,160,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$989,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due October 29, 2010

$1,255,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$1,000,000 10.0% Reverse Convertible Securities Linked to the Value of a Basket of Equities due November 6, 2007

$1,900,000,000 Floating Rate Notes Due November 20, 2009

$700,000,000 Floating Rate Notes Due November 20, 2009

$400,000,000 Floating Rate Notes Due November 20, 2009

$850,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2010

$1,877,000 11.85% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due May 31, 2007

$2,430,000 15.25% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due May 31, 2007

$1,259,000 17.0% Reverse Convertible Securities Linked to the Common Stock of Silver Wheaton Corp. due May 31, 2007

$1,349,000 14.0% Reverse Convertible Securities Linked to the Common Stock of Intuitive Surgical, Inc. due May 31, 2007

$1,242,000 17.15% Reverse Convertible Securities Linked to the Common Stock of Red Hat, Inc. due May 31, 2007

$774,000 8.5% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Cemex, S.A.B. de C.V. due November 30, 2007

$1,002,000 10.0% Reverse Convertible Securities Linked to the Common Stock of D.R. Horton, Inc. due November 30, 2007

$350,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Foster Wheeler Ltd. due November 30, 2007

$443,000 13.0% Reverse Convertible Securities Linked to the Common Stock of US Airways Group, Inc. due November 30, 2007

$1,000,000 20.0% Reverse Convertible Securities Linked to the Common Stock of Encore Wire Corp. due June 12, 2007

$1,371,000 15.0% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due June 12, 2007

$7,704,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due June 30, 2008

$777,000 ProNotes Linked to the Value of a Global Basket of Indices due January 14, 2011

$985,000 14.0% Reverse Convertible Securities Linked to the Common Stock of JDS Uniphase Corp. due June 29, 2007

$3,762,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Mastercard Inc. due June 29, 2007

$2,337,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due June 29, 2007

$3,453,000 17.5% Reverse Convertible Securities Linked to the Common Stock of SanDisk Corp. due June 29, 2007

$2,255,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Southern Copper Corp. due December 28, 2007

$2,109,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Arch Coal, Inc. due December 28, 2007

$562,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Gymboree, Corp. due December 28, 2007

$600,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Electronic Arts, Inc. due December 28, 2007

$1,465,000 8.70% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments Inc. due January 10, 2008

$2,400,000 16.75% Reverse Convertible Securities due July 25, 2007 Linked to the Common Stock of AMR Corp.

$3,597,000 16.8% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due July 25, 2007

$2,000,000 15.125% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due January 24, 2008

$2,144,000 13.65% Reverse Convertible Securities Linked to the Common Stock of Advanced Micro Devices, Inc. due January 25, 2008

$1,639,000 10.5% Reverse Convertible Securities Linked to the Common Stock of Corning Inc. due January 25, 2008

$1,765,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Nabors Industries Ltd. due January 25, 2008

$2,670,000 12.65% Reverse Convertible Securities Linked to the Common Stock of Amdocs Limited due January 25, 2008

$1,494,000 18.0% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due July 31, 2007

$623,000 19.0% Reverse Convertible Securities Linked to the Common Stock of Isis Pharmaceuticals, Inc. due July 31, 2007

$658,000 11.3% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc. due January 30, 2008

$1,275,000 Accelerated Return Equity Securities (ARES) Linked to the Performance of the S&P 500 Index (SPX) due February 28, 2008

$9,141,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due July 29, 2008

$2,398,000 Currency-Linked Securities Linked to the Value of the U.S. Dollar/Chinese Yuan Exchange Rate due January 30, 2029

$2,699,000 ProNotes Linked to the Value of a Global Basket of Indices due January 31, 2011

$1,000,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 2, 2007

$1,000,000 22.5% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 2, 2007

$1,000,000 22.6% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 7, 2007

$2,000,000 14.7% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due February 4, 2008

$1,500,000 18.85% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 7, 2007

$2,100,000 14.5% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due August 27, 2007

$2,500,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due August 29, 2008

$3,175,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due August 31, 2007

$1,455,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Goldcorp Inc. due February 27, 2008

$698,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Sotheby's due February 27, 2008.

$636,000 13.5% Reverse Convertible Securities Linked to the Common Stock of Akamai Technologies, Inc. due February 27, 2008

$1,861,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Yahoo! Inc. due August 31, 2007

$665,000 9.15% Reverse Convertible Securities Linked to the Common Stock of Sun Microsystems, Inc. due February 27, 2008

$4,300,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2011

$1,500,000 10.71% Reverse Convertible Securities Linked to the Common Stock of Popular, Inc. due June 15, 2007

$2,495,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Blockbuster Inc. due September 21, 2007

$1,322,000 11.50% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Harmony Gold Mining Company Limited due March 20, 2008

$1,559,000 13.25% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due March 20, 2008

$2,613,000 11.50% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due March 20, 2008

$46,514,000 Buffered Accelerated Return Equity Securities (BARES) due March 31, 2011 Linked to the Value of a Global Basket of Equity Indices

        The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

Description of Indentures

        Each of the Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in "—Description of Debt Securities" above was issued under one of the following indentures:

  •
  Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

  •
  Senior Indenture, dated as of June 8, 1998, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

  •
  Indenture, dated as of September 3, 1997, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee; and

  •
  Indenture, dated as of October 25, 1995, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as Trustee.

        Each of the indentures above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of these indentures is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES
OF CREDIT SUISSE (USA)

        Credit Suisse (USA)'s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

        The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

        The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

        When the term "senior indebtedness" is used in the context of these guarantees, it means:

  •
  any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

  •
  any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on Credit Suisse Group's behalf;

  •
  indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

  •
  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

        Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group's subsidiaries.

        The indentures, as supplemented, provide that Credit Suisse Group cannot:

  •
  make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

  •
  redeem any Guaranteed Senior Debt Securities;

  •
  acquire any Guaranteed Senior Debt Securities; or

  •
  defease any Guaranteed Senior Debt Securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

  •
  Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group's assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA

        ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include "plan assets" by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not "operating companies" in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." A "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

  •
  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

  •
  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

  •
  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

  •
  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b) of ERISA.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION

United States Taxation

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. For a discussion of certain U.S. federal income tax considerations of holding convertible or exchangeable debt, warrants or capital securities we refer you to the applicable prospectus supplement.

        This summary deals only with U.S. holders (as defined below) that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, persons that will hold debt securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

  U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

  Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency denominated debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above Under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency denominated debt security is disposed of or retired. If you dispose of a foreign currency denominated debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency denominated debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency denominated debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

  Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount". The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal

Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

  Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

  Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

        (a)   Payments of interest on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock (or the stock of the guarantor) entitled to vote and are not a controlled foreign corporation related to us (or the guarantor) through stock ownership; and

2.
you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

        (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

  Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker:

1.
derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

2.
is not a controlled foreign corporation for U.S. federal income tax purposes; and

3.
is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a debt security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Swiss Taxation

        The following is a summary of the principal tax consequences for holding debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) under the laws of Switzerland for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

  Withholding Tax

        According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, provided, however, that the net proceeds from the issue of the debt securities are used outside of Switzerland.

  Issue and Transfer Stamp Tax

        Purchasers of debt securities will not be subject to any Issue Stamp Tax liability in Switzerland in connection with the issue of the debt securities if the net proceeds of the issue are used outside of Switzerland.

        A transfer or sale of debt securities is subject to the Swiss Transfer Stamp Tax, currently at the rate of 0.3 per cent of the consideration paid, if such transfer or sale is made by or through a bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) resident in Switzerland or Liechtenstein, unless an exemption from the Transfer Stamp Tax applies.

  Other Taxes

        Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

European Union Directive on Taxation of Certain Interest Payments

        Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries, including Switzerland, and territories have agreed to adopt similar measures (some of which involve a withholding system, such as in Switzerland). As indicated above under "Description of Debt Securities—Payment of Additional Amounts", no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive or similar measures of non-EU countries and territories.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Our agents may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

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  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Credit Suisse Securities (USA) LLC, or Credit Suisse Securities, is an indirect subsidiary of Credit Suisse Group. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, imposes certain requirements when an NASD member, such as Credit Suisse Securities, distributes an affiliated company's securities. If Credit Suisse Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the NASD Conduct Rules. In addition, because the NASD views capital securities as a direct participation program, any offering of capital securities will be conducted in accordance with Rule 2810 of the Conduct Rules of the NASD. The underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

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  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger, Zurich, Switzerland, our Swiss counsel. Sullivan & Cromwell LLP, New York, New York will pass upon the validity of the securities being offered hereby insofar as they involve matters of New York law for any agents or underwriters. Sullivan & Cromwell LLP regularly provides legal services to us and our subsidiaries and affiliates. Certain matters of law relating to the offering of the trust preferred securities, the company preferred securities and the guaranteed debt securities of the finance subsidiaries will be passed upon for the companies, trusts and finance subsidiary organized in Delaware by Richards, Layton & Finger, P.A., Wilmington, Delaware and for the companies and finance subsidiary organized in Guernsey by Carey Olsen, Guernsey, Channel Islands.

EXPERTS

        The consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse Group's Annual Report 2006, incorporated by reference in Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse Group changed its method of accounting for defined benefit plans, in 2005 Credit Suisse Group changed its method of accounting for share-based compensation, and in 2004 Credit Suisse Group changed its method of accounting for certain variable interest entities.

        The consolidated financial statements of Credit Suisse as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse's Annual Report 2006 and incorporated by reference in Credit Suisse Group's report on Form 6-K filed on March 28, 2007, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of Credit Suisse as of December 31, 2006, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse changed its method of accounting for defined benefit plans, in 2005, Credit Suisse changed its method of accounting for share-based compensation, and in 2004 Credit Suisse changed its method of accounting for certain variable interest entities.

Credit Suisse

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NOTICE TO INVESTORS
SUPPLEMENTAL USE OF PROCEEDS
THE REFERENCE INDEX
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
Appendix A

SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE INDEX OR THE BASKET
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING

DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION
INCORPORATION BY REFERENCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ABOUT THIS PROSPECTUS
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CREDIT SUISSE GROUP
CREDIT SUISSE
CREDIT SUISSE (USA)
THE FINANCE SUBSIDIARIES
THE TRUSTS
THE COMPANIES
DESCRIPTION OF DEBT SECURITIES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES
FOREIGN CURRENCY RISKS
DESCRIPTION OF WARRANTS
DESCRIPTION OF SHARES
DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP
DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
ERISA
TAXATION
PLAN OF DISTRIBUTION
MARKET-MAKING ACTIVITIES
LEGAL MATTERS
EXPERTS